UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Schedule 14A

_________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MoneyLion Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

April 29, 2022

Dear MoneyLion Stockholders:

I want to cordially invite you to attend the 2022 Annual Meeting of Stockholders of MoneyLion Inc., which will be held virtually via live webcast at www.virtualshareholdermeeting.com/ML2022 on June 15, 2022 at 10:00 a.m. Eastern Time.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your Proxy Card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability on or about April 29, 2022 to our stockholders of record as of the close of business on April 22, 2022.

2021 IN REVIEW

2021 was a transformative year for MoneyLion. In pursuit of our mission to rewire the American banking system to positively change the financial path for every hard-working American, we became a public company in September 2021, providing us with a fortified balance sheet and the growth capital to execute our vision. In an effort to build towards becoming America’s preeminent consumer finance marketplace, in November 2021, we completed the acquisition of Malka Media Group, a rapidly growing creator network and content platform, which accelerated our ability to engage with consumers across digital and emerging channels. This was a natural expansion of our vision to become a daily destination for money and money-adjacent social conversations, financial education and decision making. In December 2021, we announced the acquisition of Even Financial, a category-leading embedded finance marketplace, which we completed in February 2022, broadening the range of products and services within the MoneyLion platform through Even Financial’s expanding partner network and increasing MoneyLion’s distribution capabilities and product leadership. With record fourth quarter and full year 2021 results reflecting triple-digit revenue growth, as well as triple-digit increases in customers and originations, we are poised to continue building our user base and driving efficient, sustainable revenue growth while scaling towards profitability.

As we look ahead, we are confident that we are well-positioned to execute our FinTech 3.0 strategy. MoneyLion is pioneering a hyper-personalized and contextualized, all-in-one, digital financial platform that provides convenient, low-cost access to mobile banking, borrowing and investing solutions tailored for our customers, rooted in data, and delivered through our proprietary technology platform. We seek to engage and educate our customers with daily money-related and money-adjacent content, delivered through our own content feed, and we provide a full suite of financial and non-financial solutions, bundling our proprietary first-party financial products and third-party products through our marketplace technology via Even Financial. We are excited about the opportunity ahead of us to continue innovating and reimagining the future of banking and financial engagement and services and are focused on building long-term value for our customers and our stockholders.

We thank you for your continuing support of MoneyLion.

Sincerely,

Diwakar (Dee) Choubey	John Chrystal
Chief Executive Officer and President	Chair of the Board of Directors

MONEYLION INC.

30 West 21st Street, 9th Floor
NEW YORK, NEW YORK 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoneyLion Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of MoneyLion Inc., a Delaware corporation (referred to herein as the “Company,” “MoneyLion,” “we,” “us” or “our”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ML2022 on June 15, 2022, at 10:00 a.m. Eastern time, for the following purposes:

1.      to elect the three directors named in the Proxy Statement as Class I directors of the Company, each to serve until the 2025 Annual Meeting of Stockholders of the Company and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal;

2.      to ratify the selection, by the Audit Committee of the Board of Directors of the Company (the “Board of Directors”), of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      to approve the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (the “Amended and Restated Omnibus Incentive Plan”) to (a) increase the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), authorized for issuance under the MoneyLion Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and (b) amend and extend the “evergreen” provision to increase the number of shares of Class A Common Stock by which the total number of shares of Class A Common Stock authorized for issuance under the Amended and Restated Omnibus Incentive Plan will be increased annually; and

4.      to transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record holding shares of Class A Common Stock or shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of the Company as of the close of business on April 22, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournments that take place.

The Board of Directors recommends that you vote:

Proposal No. 1: FOR the election of the three director nominees;

Proposal No. 2: FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

Proposal No. 3: FOR the approval of the Amended and Restated Omnibus Incentive Plan.

Virtual Annual Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for MoneyLion at this time, as it enables engagement with our stockholders, regardless of size, resources or physical location while safeguarding the health of our stockholders, Board of Directors and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ML2022 at the meeting date and time. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/ML2022 for assistance.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED December 31, 2021, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials to stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials and vote over the internet at www.proxyvote.com and how stockholders can request and receive a paper copy of the Company’s proxy materials, including the accompanying Proxy Statement, a Proxy Card or voting instruction card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. This “notice and access” method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders.

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available, free of charge, at proxyvote.com and at investors.moneylion.com.

By Order of the Board of Directors

Adam VanWagner
Chief Legal Officer & Secretary
April 29, 2022

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EXPLANATORY NOTES

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We could be an emerging growth company through 2026, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Common Stock held by non-affiliates equals or exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.00 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

The Business Combination

On September 22, 2021, MoneyLion Inc., formerly known as Fusion Acquisition Corp. (“Fusion”), consummated a business combination (the “Business Combination”) with MoneyLion Technologies Inc., formerly known as MoneyLion Inc. (“Legacy MoneyLion”). Pursuant to the Agreement and Plan of Merger, dated as of February 11, 2021 and amended on June 28, 2021 and September 4, 2021 (the “Merger Agreement”), by and among Fusion, ML Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Fusion (“Merger Sub”), and Legacy MoneyLion, immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement, each of the following transactions occurred in the following order: (i) Merger Sub merged with and into Legacy MoneyLion, with Legacy MoneyLion surviving the merger as a wholly-owned subsidiary of Fusion; (ii) Legacy MoneyLion changed its name to “MoneyLion Technologies Inc.”; and (iii) Fusion changed its name to “MoneyLion Inc.” Following the Business Combination, MoneyLion Inc. became a publicly traded company, with Legacy MoneyLion, a subsidiary of MoneyLion, continuing the existing business operations. The Class A Common Stock and MoneyLion’s publicly traded warrants are listed on the New York Stock Exchange under the ticker symbol “ML” and “ML WS”, respectively.

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MONEYLION INC.

30 West 21st Street, 9th Floor
NEW YORK, NEW YORK 10010

PROXY STATEMENT
FOR THE 2022 Annual Meeting OF STOCKHOLDERS

June 15, 2022

We have made available our proxy materials because the Board of Directors of MoneyLion Inc. (the “Board of Directors”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 15, 2022, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/ML2022. References in this Proxy Statement to “Company,” “MoneyLion,” “we,” “us” or “our” refer to MoneyLion Inc. and, as context requires, its consolidated subsidiaries for the period following the Business Combination and to Legacy MoneyLion and, as context requires, its consolidated subsidiaries for the period prior to the Business Combination.

•        This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•        The Proxy Card is the means by which you actually authorize another person to vote your shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), or shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), as applicable, in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Class A Common Stock or Preferred Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of the close of business on April 22, 2022 (the “Record Date”) for the first time on or about April 29, 2022. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of the Class A Common Stock or shares of the Preferred Stock as of the Record Date. The Form 10-K and this Proxy Statement are available, free of charge, at proxyvote.com and are also available on our website at investors.moneylion.com.

Proposal No. 1

Election of Directors

The Board of Directors is presently composed of ten members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Gregory DePetris, Jeffrey Gary and Chris Sugden; Class II directors are Dwight L. Bush, John Chrystal and Lisa Gersh; and Class III directors are Diwakar (Dee) Choubey, Matt Derella, Annette Nazareth and Michael Paull.

Mr. DePetris has determined not to seek re-election as a Class I director at the Annual Meeting, so his term will expire at the Annual Meeting. Following the expiration of his term at the Annual Meeting, Mr. DePetris intends to continue serving the Company as a special advisor to the Board of Directors and Chief Executive Officer of the Company, providing insights on Company growth, strategic opportunities, market positioning and investor relations. As a result of his determination not to seek re-election, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, has determined to reduce the number of directors which shall constitute the whole Board of Directors from ten directors to nine directors, effective at the conclusion of the Annual Meeting.

Our Amended and Restated Bylaws (as amended and restated from time to time, the “Bylaws”) provides that each class of directors shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. In order to rebalance the Board of Directors, the Board of Directors has nominated Diwakar (Dee) Choubey, who currently is a Class III director whose term expires at the 2024 Annual Meeting of Stockholders, to stand for election as a Class I director nominee at this Annual Meeting and, if he is so elected as a Class I director, to vacate his position as a Class III director.

Therefore, the directors standing for election as Class I directors at the Annual Meeting are Diwakar (Dee) Choubey, Jeffrey Gary and Chris Sugden. Class II directors and the remaining Class III directors will stand for election at the 2023 Annual Meeting of Stockholders and the 2024 Annual Meeting of Stockholders, respectively.

Each of the nominees for election as Class I directors is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class I directors would serve for three years until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board of Directors may appoint another nominee or reduce the size of the Board of Directors.

The following table sets forth information for the continuing directors and nominees who are currently standing for election (and does not include information about Mr. DePetris, who is not standing for re-election):

NAME	AGE	CURRENT CLASS	CURRENT TERM EXPIRATION	INDEPENDENCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	RISK AND COMPLIANCE COMMITTEE
John Chrystal (Chair)	64	II	2023	✓	✓	—	—	—
Ambassador (Ret) Dwight L. Bush	65	II	2023	✓	✓	—	—	✓ Chair
Diwakar (Dee) Choubey*	40	III	2024	—	—	—	—	—
Matt Derella	44	III	2024	✓	✓	✓	—	—
Jeffrey Gary	59	I	2022	✓	✓ Chair	—	—	—
Lisa Gersh	63	II	2023	✓	—	✓	✓ Chair	—
Annette Nazareth	66	III	2024	✓	—	—	✓	✓
Michael Paull	50	III	2024	✓	—	✓	✓	—
Chris Sugden	52	I	2022	✓	—	✓ Chair	—	✓

____________

*        As described above, the Board of Directors has nominated Mr. Choubey, who is currently a Class III director whose term expires at the 2024 Annual Meeting of Stockholders, to stand for election as a Class I director at the Annual Meeting in order to rebalance the Board of Directors. Accordingly, if Mr. Choubey is elected as a Class I director, he will cease to serve as a Class III director.

Nominees for Election as Class I Directors for Terms Expiring at the 2025 Annual Meeting of Stockholders

Diwakar (Dee) Choubey, 40, co-founded MoneyLion in 2013 and has been its Chief Executive Officer and President since inception. Prior to co-founding MoneyLion, Mr. Choubey was a senior investment banking professional at Barclays from 2011 to 2013. Prior to joining Barclays, Mr. Choubey was a Vice President at Citadel Securities from 2009 to 2011. Prior to joining Citadel, Mr. Choubey was an investment banking professional at Goldman Sachs from 2005 to 2009 and Citigroup from 2003 to 2005. Mr. Choubey holds a Bachelor of Arts in Economics with Honors from the University of Chicago. We believe that Mr. Choubey is a valuable member of the Board of Directors because of his extensive experience as co-founder and Chief Executive Officer of MoneyLion.

Jeffrey Gary, 59, joined MoneyLion in 2020. Mr. Gary has a 30-year track record in the financial services industry, including significant fintech, financial services, investment and merger and acquisition experience. He is an experienced board member and investor, having worked on numerous transactions with SPACs and public and private equity companies and has directly led audit, fiduciary, and corporate governance committees of these companies. He currently sits on the boards of directors of Insight Acquisition Corp., a SPAC company, where he also serves as Chief Executive Officer and Chief Financial Officer, and Arca U.S. Treasury Mutual Fund, the first SEC-registered StableCoin mutual fund. Mr. Gary also sits on the advisory boards for three other fintech companies, DealBox (since May 2019), TokenPlace (since September 2020) and Total Network Service/Digital Names (since May 2019). Previously, Mr. Gary served on the board of directors of Fusion Acquisition Corp II (February 2021 to January 2022), where he also served as Chief Financial Officer; National Holdings Corporation (February 2019 to March 2021), where he was the Audit Committee Chair; and the Axonic Alternative Income Mutual Fund (October 2018 to March 2020). Mr. Gary has also served as a senior portfolio manager and led investment teams at Avenue Capital Group (from January 2012 to July 2018), where he worked closely with the SPAC investment team on their two completed SPAC transactions in 2015 and in 2017; Third Avenue (from May 2009 to December 2010), BlackRock, Inc. (from September 2003 to December 2008), AIG/American General (from May 1998 to September 2003) and Koch Industries (from September 1996 to April 1998) where he invested across all asset classes with a focus on the high-yield, bank loan and distressed markets. For over 15 years, Mr. Gary was the portfolio manager for numerous NYSE-listed funds. Mr. Gary also sat as an investment committee member at BlackRock Capital BDC from February 2005 to December 2008, where he was involved with the review and approval of all private equity and credit investments, and was a team member in the launch and initial public offering of BKCC. He started his career at PricewaterhouseCoopers as a senior auditor from September 1984 to June 1987 and later as a senior analyst at Citigroup from July 1987 to July 1988. From August 1988 to December 2002, Mr. Gary was an investment banker at Mesirow Financial. From January 1993 to August 1996, he was a senior distressed analyst at Cargill, Inc. Mr. Gary earned a Bachelor of Science in Accounting from Penn State University in 1984 and a Master of Business Administration in Finance and International Business from Northwestern University (Kellogg) in 1991. Mr. Gary is a Certified Public Accountant. We believe that Mr. Gary is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director of Fusion.

Chris Sugden, 52, joined MoneyLion in 2016. He currently serves as Managing Partner and Chairman of the investment committee of Edison Partners, with which he has been affiliated since 2002. He is a successful entrepreneur, experienced in finance, business strategy, accounting, product management, sales, marketing and capital formation. His financial and operating perspective for growth-stage companies makes him a valuable asset to portfolio company management. Mr. Sugden has deep domain, investment expertise and successful exits in payments, wealth management, electronic trading and capital markets segments. In addition to MoneyLion, Mr. Sugden currently sits on the board of six other Edison Partners’ fintech portfolio companies, ComplySci, goHenry, Nuula, Prepaid Technologies YieldStreet and Zelis, and previously served as a director of Gain Capital Holdings, Inc. Mr. Sugden began his career with PricewaterhouseCoopers, where he was a supervisor in the entrepreneurial services group in Boston. Mr. Sugden holds a B.A. in Accounting and Finance from Michigan State University. We believe that Mr. Sugden is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director.

Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

John Chrystal, 64, joined MoneyLion in 2016. From June 2013 until February 2022, he served as a director of The Bancorp and its subsidiaries, including serving as Vice Chairman beginning in April 2017. Mr. Chrystal previously served as Interim Chief Executive Officer of The Bancorp, Inc. and President of The Bancorp Bank from December 2015 through May 2016. Mr. Chrystal has served as a director of INSU Acquisition Corp. III, a SPAC, since

December 2020. Mr. Chrystal brings more than 30 years of experience as a highly-regarded financial services leader to MoneyLion. Among the companies Mr. Chrystal serves as an independent director of are Regatta Loan Management LLC and the Trust for Advised Portfolios. Mr. Chrystal was also a Managing Member of Bent Gate Advisors, LLC, the Chief Risk Officer of DiMaio Ahmad Capital, and was a Managing Director with Credit Suisse entities, with oversight of asset management and financial products functions. Mr. Chrystal received an MBA from The University of Chicago and an undergraduate degree from Iowa State University. We believe that Mr. Chrystal is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director.

Ambassador (Ret) Dwight L. Bush, 65, joined MoneyLion in 2021. He previously served as the U.S. Ambassador to the Kingdom of Morocco under President Barack Obama, from 2014-2017. Ambassador Bush is a highly accomplished business executive with a background in banking and finance, corporate management and public company and private organization governance. Ambassador Bush is Chief Executive Officer of D.L. Bush & Associates, a Washington, D.C.-based strategy and business advisory firm. Ambassador Bush is currently advising several multinational companies and investors on investment projects in the Middle East, North Africa and the United States of America and has served as Advisor to the Rock Creek Group since 2022. Ambassador Bush also serves as a trustee of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust. Starting in 1979, Ambassador Bush joined Chase Manhattan Bank, where he enjoyed a 15-year career that included international corporate banking assignments in Latin America, Asia and the Middle East, and corporate finance and project finance in New York and Washington, D.C. After 15 years at Chase, Ambassador Bush had risen to Managing Director in the Project Finance Group when he resigned and joined Sallie Mae Corporation, serving as Vice President of Corporate Development from 1994 to 1997. From 1998 to 2006, Ambassador Bush worked as a Principal at Stuart Mill Capital, LLC; Vice President and Chief Financial Officer at SatoTravel Holdings, Inc.; and Vice Chairman at Enhanced Capital Partners, LLC. Ambassador Bush was President and CEO of Urban Trust Bank, Urban Trust Holdings and President of UTB Education Finance, LLC from 2006 through 2008. In addition to his corporate work, Ambassador Bush has been active in non-profit governance, including serving on the boards of trustees or directors of CARE’s Global Leaders Network, Cornell University, The GAVI Alliance and The Middle East Investment Initiative. Ambassador Bush holds a B.A. in Government from Cornell University. We believe Ambassador Bush is a valuable member of the Board of Directors because of his extensive experience as a senior executive in the financial services industry and his prior track record in the private sector and as a government official.

Lisa Gersh, 63, joined MoneyLion in 2021. From October 2017 to October 2018, Ms. Gersh served as Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. From 2014 to 2017, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”), into the first contextual commerce brand, overseeing the launch of Goop’s e-commerce store, skincare and fashion lines and created Goop’s pop-up retail strategy. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc., first as President and later as its Chief Executive Officer. Ms. Gersh co-founded Oxygen Media (“Oxygen”), the first ever multi-platform brand and created content for women, by women, in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of The Weather Channel, serving briefly as its interim Chief Executive Officer. Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, which Ms. Gersh co-founded. Currently, Ms. Gersh serves on the board of directors of Hasbro, Inc., where she is the Chair of the Compensation Committee and serves on the Audit Committee, and Pershing Square Tontine Holdings, Ltd., where she is the Chair of the Compensation Committee and serves on the Audit Committee. She also serves on the board of directors of Jones Road, the Samsung Retail Advisory Board and The Bail Project, a national non-profit organization. Ms. Gersh previously served on the board of directors of Establishment Labs Holdings Inc., TheKnot.com, comScore, Inc. and XO Group Inc. Ms. Gersh holds a B.A. from SUNY Binghamton and a J.D. from Rutgers Law School. We believe that Ms. Gersh is a valuable member of the Board of Directors because of her extensive experience in the retail industry and her prior track record as a senior executive and a director on the boards of public companies.

Class III Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Matt Derella, 44, joined MoneyLion in 2021. Since September 2021, he has served as an advisor to 01 Advisors, a venture capital firm, to help early stage companies scale their customer base and operations. Mr. Derella previously served as Chief Customer Officer for Twitter, a global telecommunications platform, during which his responsibilities included revenue performance, content partnerships, country operations and customer service around the world. Prior to that position, he served as Global Vice President, Revenue & Operations at Twitter starting in 2016. Prior to joining Twitter, Mr. Derella spent five years at Google where he held various leadership roles, including taking YouTube into the television marketplace with their first Brandcast event. He holds a B.A. in English from Georgetown University, where he graduated with honors. We believe that Mr. Derella is a valuable member of the Board of Directors because of his extensive experience in the C-suite of several prominent technology companies and his proven ability to help drive scale and growth.

Annette Nazareth, 66, joined MoneyLion in 2021. She has been a Senior Counsel of Davis Polk & Wardwell since 2021. She was a Partner of Davis Polk from 2008 to 2020, where she led the firm’s Trading and Markets practice in the Financial Institutions Group. She also served as head of the firm’s Washington, D.C. office. Ms. Nazareth is an experienced financial markets regulator, former SEC Commissioner, and recognized authority on financial markets regulatory issues. As a Partner of Davis Polk, she regularly advised boards of directors on corporate governance matters and corporations that were subject to regulatory and enforcement actions. She also advised domestic and international clients, including broker-dealers, swap dealers, exchanges, clearinghouses and other financial institutions, across a broad range of complex financial regulatory and legislative matters. Ms. Nazareth serves on the boards of Broadridge Financial Solutions and Figure Acquisition Corp. I. She also serves on several not-for-profit boards, including: Urban Institute; Watson Institute of Brown University; Protestant Episcopal Cathedral Foundation; St. Albans School of Public Service; Board of Visitors of Columbia Law School; and the SEC Historical Society (Chair). She is also the Chair of the Integrity Council for the Voluntary Carbon Market and a member of the American Law Institute. Ms. Nazareth has been a key player in financial services regulation for much of her career, and was a highly regarded financial services policymaker for more than a decade. She served as an SEC Commissioner from 2005 to 2008. She initially joined the SEC in 1998 as a Senior Counsel to Chairman Arthur Levitt and then served as Interim Director of the Division of Investment Management. She served as Director of the Division of Market Regulation (now the Division of Trading and Markets) from 1999 to 2005. Ms. Nazareth served as the SEC’s representative in international meetings as a member of the Financial Stability Forum from 1999 to 2008. She also served as the senior SEC staff person on the President’s Working Group on Financial Markets. She holds an A.B. in History and Economics from Brown University and a J.D. from Columbia University. We believe Ms. Nazareth is a valuable member of the Board of Directors because of her extensive experience in the financial regulatory world and her prior track record as a senior attorney and government official.

Michael Paull, 50, joined MoneyLion in 2021. Mr. Paull currently serves as President of Disney Streaming and oversees Disney+, Hulu, ESPN+ and Star+ globally from Disney’s Media & Entertainment Distribution (DMED) segment. He and his team are responsible for marketing, product, technology, data science and business operations for the streaming services, along with programming and content curation, working closely and collaboratively with Disney’s world-class content engines fueling Disney’s direct-to-consumer ecosystem. Mr. Paull joined The Walt Disney Company in 2017 with the acquisition of Bamtech Media, where he served as CEO and has served as a director since 2017. Mr. Paull and his team have played a key role in Disney’s pivot into the direct-to-consumer space, launching ESPN+ in 2018, followed by the launch and rapid global expansion of Disney+ in 2019 and the launch of Star+ in Latin America in August 2021. Before joining Bamtech, Mr. Paull worked from 2012 to 2017 at Amazon as Vice President, Digital Video, where he ran Amazon Channels worldwide and was responsible for its global content, product, technology, operations, and marketing. During his tenure at Amazon, he also oversaw Prime Video and Amazon’s TVOD business in the U.S., as well as the development of Prime Music. Mr. Paull has more than 20 years of consumer product development, technology, content distribution and acquisition and media industry experience. Before Amazon, he led Sony Music’s digital business worldwide and held other senior leadership positions with Sony Pictures Entertainment, FOX Entertainment Group, and Time Warner. Mr. Paull received his M.B.A. from Harvard Business School, and holds a B.S. from the University of California. We believe Mr. Paull is a valuable member of the Board of Directors because of his extensive career in the technology industry and his leadership experience as President of Disney Streaming.

Vote Required for Election

Directors are elected by a plurality of the votes cast at the meeting. “Withhold” votes have no effect. There is no ability to “abstain.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS I NOMINEES.

Executive Officers

The following table sets forth the name, age as of April 22, 2022 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our executive officers’ individual experience, qualifications, attributes and skills.

Name	Age	Position
Diwakar (Dee) Choubey	40	Chief Executive Officer and President
Richard (Rick) Correia	49	Chief Financial Officer and Treasurer
Mark Torossian	38	Chief Accounting Officer
Timmie (Tim) Hong	39	Chief Product Officer
Chee Mun Foong	44	Chief Technology Officer
Adam VanWagner	40	Chief Legal Officer and Secretary

Information for Diwakar (Dee) Choubey is set forth above under “Election of Directors.”

Richard (Rick) Correia, 49, joined MoneyLion in 2016 and serves as its Chief Financial Officer and Treasurer. Prior to joining MoneyLion, Mr. Correia served in various roles at Citadel from 2008 to 2016, most recently as the Chief Operating Officer of Surveyor Capital. Prior to joining Citadel, Mr. Correia served in various roles at Merrill Lynch from 2001 to 2008, most recently as the Chief Operating Officer of Alternative Investments. Previously, Mr. Correia was a Manager at Accenture. Mr. Correia received a Bachelor of Commerce from Queen’s University, Canada.

Mark Torossian, 38, joined MoneyLion in January 2022 and serves as its Chief Accounting Officer. Prior to joining MoneyLion, Mr. Torossian was the Chief Accounting Officer of Salt Blockchain Inc. from March 2021 to January 2022. From March to December 2020, he was Senior Vice President of Finance & Principal Accounting Officer for OnDeck Capital Inc. (ONDK), a financial services company specializing in small business lending. Mr. Torossian joined OnDeck Capital Inc. from Bank of New York Mellon (“BNY”), where he held various leadership roles between 2008 and 2020. From January 2016 to March 2020, Mr. Torossian served as Director — Chief Financial Officer of BNY’s Asset Servicing Americas business, with responsibility for overseeing all aspects of financial and strategic support for U.S., Canada and Latin America. Mr. Torossian holds a MS Finance and BBA Public Accounting from Pace University and is a Certified Public Accountant (CPA) in the State of New York.

Timmie (Tim) Hong, 39, joined MoneyLion in 2015 and serves as its Chief Product Officer. Prior to joining MoneyLion, Mr. Hong was a part of the founding team of Tsumobi from 2011 to 2015, where he was responsible for growth, marketing, product and analytics. Previously, Mr. Hong was Senior Vice President of Product Development and Analytics at EmSense Corporation. Mr. Hong holds a Master of Science in Management Science and Engineering from Stanford University and a Bachelor of Science in Materials Science, Engineering and Physics from MIT.

Chee Mun Foong, 44, co-founded MoneyLion in 2013 and has been its Chief Technology Officer since inception. Prior to co-founding MoneyLion, Mr. Foong served in various roles at Simulex from 1999 to 2013, most recently as Vice President of Technology. Mr. Foong holds a Bachelor of Science in Electrical Engineering from Purdue University.

Adam VanWagner, 40, joined MoneyLion in 2018 and serves as its Chief Legal Officer and Secretary. Prior to joining MoneyLion, Mr. VanWagner was a lawyer with Kleinberg Kaplan from 2015 to 2018 and Davis Polk & Wardwell from 2012 to 2015. Previously, Mr. VanWagner was an entertainment industry professional holding various production and studio positions from 2005 to 2009. Mr. VanWagner holds a Juris Doctor from the Fordham University School of Law and a Bachelor of Arts from the University of Minnesota.

Corporate Governance

Board of Directors Composition and Director Nominees

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently composed of ten directors, which, as described above, will be reduced to nine directors following the conclusion of the Annual Meeting. The number of directors is fixed by our Board of Directors, subject to the terms of our Fourth Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”) and our Bylaws.

Our Certificate of Incorporation and our Bylaws provide for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms as follows:

•        Our Class I directors are Gregory DePetris, Jeffrey Gary and Chris Sugden. Mr. Gary and Mr. Sugden are nominated for re-election at the Annual Meeting with terms expiring at the 2025 Annual Meeting of Stockholders. Mr. DePetris has determined not to seek re-election as a Class I director at the Annual Meeting, so his term will expire at the Annual Meeting. In order to rebalance the Board of Directors, the Board of Directors has nominated Diwakar (Dee) Choubey, who currently is a Class III director whose term expires at the 2024 Annual Meeting of Stockholders, to stand for election as a Class I director nominee at this Annual Meeting and, if he is so elected as a Class I director, to vacate his position as a Class III director.

•        Our Class II directors are Dwight L. Bush, John Chrystal and Lisa Gersh, with terms expiring at the 2023 Annual Meeting of Stockholders.

•        Our Class III directors are Diwakar (Dee) Choubey, Matt Derella, Annette Nazareth and Michael Paull, with terms expiring at the 2024 Annual Meeting of Stockholders. As described above, in order to rebalance the Board of Directors as a result of Mr. DePetris’s determination not to stand for re-election, Mr. Choubey is nominated for election as a Class I director nominee at this Annual Meeting with a term expiring at the 2025 Annual Meeting of Stockholders.

•        At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board of Directors (including a vacancy created by an increase in the size of the Board of Directors) may be filled only by the affirmative vote of a majority of the remaining directors or by the sole remaining director. A director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

In making recommendations to the Board of Directors of nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating director nominees, the Board of Directors, with assistance of the Nominating and Corporate Governance Committee, evaluates a nominee’s qualities, performance and professional responsibilities, but also the then composition of the Board of Directors and the challenges and needs of the Board of Directors at that time, including issues of judgment, diversity, age, skills, background and experience. Although the Nominating and Corporate Governance Committee considers the issue of diversity among the factors used to identify director nominees, the Nominating and Corporate Governance Committee does not have a specific policy with respect to diversity of director nominees.

Director Independence

Our Board of Directors is currently composed of ten directors, nine of whom qualify as independent within the meaning of the independent director guidelines of the New York Stock Exchange (the “NYSE”).

Consistent with our Corporate Governance Guidelines and the Charter of our Nominating and Corporate Governance Committee, our Board of Directors has made an affirmative determination as to the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and as a result of this review, and upon the review and recommendation of the

Nominating and Corporate Governance Committee, our Board of Directors has determined that each of Dwight L. Bush, John Chrystal, Gregory DePetris, Matt Derella, Jeffrey Gary, Lisa Gersh, Annette Nazareth, Michael Paull and Chris Sugden are independent, as defined in the rules of the NYSE and applicable SEC rules and regulations.

Board of Directors Leadership Structure

Mr. Chrystal serves as our independent Chair of the Board of Directors, and Mr. Choubey serves as our Chief Executive Officer and President. The Board of Directors meets in regularly scheduled executive sessions amongst non-management directors (comprised of our nine independent directors), which are presided over by Mr. Chrystal, as the independent Chair of the Board of Directors. We also have fully independent Audit, Nominating and Corporate Governance, Compensation and Risk and Compliance Committees, along with governance practices that promote independent leadership and oversight.

The Board of Directors believes that the foregoing structure separating the roles of Chair and Chief Executive Officer and President achieves an appropriate balance between the effective development of key strategic and operational objectives by the Chief Executive Officer and President, and the Chair’s independent oversight of management’s execution of such objectives at this time.

Committees of the Board of Directors

Our Board of Directors has four fully independent standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and Risk and Compliance Committee. Each of the committees reports to the Board of Directors as they deem appropriate and as the Board of Directors may request.

Audit Committee

Currently, the members of the Audit Committee are John Chrystal, Dwight L. Bush, Jeffrey Gary and Matt Derella. Jeffrey Gary serves as the Chair of the Audit Committee. The composition of the Audit Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that Jeffrey Gary is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on him any duties, obligations or liabilities that are greater than any that are generally imposed on members of the Audit Committee and the Board of Directors.

The Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee is also responsible for preparing the Audit Committee report that SEC rules require to be included in this Proxy Statement. The Audit Committee Charter details the principal responsibilities of the Audit Committee, including assisting the Board of Directors in its oversight of:

•        selecting a firm to serve as the independent registered public accounting firm to audit MoneyLion’s financial statements;

•        ensuring the independence of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, MoneyLion’s interim and year-end operating results;

•        develop and oversee compliance with MoneyLion’s Code of Business Conduct and Ethics (described below);

•        oversee the receipt, retention, and treatment of concerns about questionable accounting or audit matters, as well as oversee the receipt of matters referred to it pursuant to MoneyLion’s whistleblower policy;

•        considering the adequacy of MoneyLion’s internal controls and internal audit function;

•        reviewing material related party transactions or potential conflicts of interest involving officers and directors, or those that require disclosure; and

•        approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Currently, the members of the Compensation Committee are Lisa Gersh, Matt Derella, Chris Sugden and Michael Paull. Chris Sugden serves as the Chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meets the requirements for independence under the current NYSE listing standards.

The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee will also be responsible for preparing the Compensation Committee report once we are required by SEC rules to include it in our proxy statement or our annual report on Form 10-K, as applicable. The Compensation Committee Charter details the principal responsibilities of the Compensation Committee, including:

•        reviewing and approving, or recommending to the Board of Directors for approval, the compensation of MoneyLion’s executive officers and directors;

•        administering MoneyLion’s stock and equity incentive plans;

•        reviewing and approving, or making recommendations to the Board of Directors with respect to, incentive compensation and equity plans; and

•        reviewing MoneyLion’s overall compensation philosophy.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Gregory DePetris, Annette Nazareth, Lisa Gersh and Michael Paull. Lisa Gersh is the Chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE listing standards.

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. The Nominating and Corporate Governance Committee Charter details the principal responsibilities of the Nominating and Corporate Governance Committee, including:

•        identifying and recommending candidates for membership on the Board of Directors and for appointment to committees of the Board of Directors;

•        reviewing and recommending MoneyLion’s corporate governance guidelines and policies, and overseeing compliance with the same;

•        reviewing proposed waivers of the Code of Business Conduct and Ethics for directors and executive officers;

•        overseeing the process of evaluating the performance of the Board of Directors; and

•        assisting the Board of Directors on corporate governance matters.

Risk and Compliance Committee

Currently, the members of the Risk and Compliance Committee are Dwight L. Bush, Gregory DePetris, Annette Nazareth and Chris Sudgen. Dwight L. Bush serves as the Chair of the Risk and Compliance Committee. The Risk and Compliance Committee Charter details the principal responsibilities for the Risk and Compliance Committee, including:

•        reviewing systemic financial risks and enterprise exposure to MoneyLion, as well as risk exposure with respect to MoneyLion’s operational areas, including any related policies and procedures related to risk assessment and risk management;

•        reviewing MoneyLion’s compliance and data security programs, including matters arising under MoneyLion’s whistleblower policy referred to it by the Audit Committee; and

•        reviewing material legal and regulatory matters.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of MoneyLion’s employees, officers and directors, including MoneyLion’s Chief Executive Officer and President, Chief Financial Officer and Treasurer and other executive and senior financial officers. We intend to disclose future amendments to MoneyLion’s Code of Business Conduct and Ethics, or any waivers thereof, on the investor relations section of MoneyLion’s website or in public filings.

Copies of our Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines and the Charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk and Compliance Committee, are available on our website at investors.moneylion.com. Information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us.

Compensation Committee Interlocks and Insider Participation

The following directors served on our Compensation Committee in 2021: Matt Derella, Lisa Gersh and Chris Sugden. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Hedging and Pledging Policy

Our Insider Trading Policy covers hedging and pledging. Employees and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Employees and directors are also prohibited from shorting the Company’s stock. In addition, we prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.

Meetings and Attendance

We became a public company following the consummation of the Business Combination on September 22, 2021. Our Board of Directors met two times during 2021. The Audit Committee met two times, the Compensation Committee met once, the Nominating and Corporate Governance Committee met once and the Risk and Compliance Committee met once. During 2021, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served, with the exception of Mr. Bush and Mr. Chrystal, each of whom was unable to attend one of the two Audit Committee meetings during 2021. We encourage all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory.

Stockholder Communications with the Board

Should stockholders or other interested parties wish to communicate with the Board of Directors, non-management or independent directors as a group or any specified individual directors, including with respect to recommendations for director nominees, such correspondence should be sent to the attention of Adam VanWagner, Chief Legal Officer and Secretary, at 30 West 21st Street, 9th Floor, New York, New York 10010. The Secretary will forward correspondence relating to the Board of Director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties will be handled at the Secretary’s discretion.

Role of the Board of Directors in Risk Oversight

The Board of Directors oversees our risk management. The Board of Directors, directly and through the Audit Committee and Risk and Compliance Committee, carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business.

Certain Relationships and Related Party Transactions

We describe below “Related Person Transactions” (as defined below) during our last fiscal year. Other than as described below, there have not been, nor are there any currently proposed, Related Party Transactions to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Related Person Transaction Policy

MoneyLion has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which MoneyLion or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of MoneyLion’s executive officers or a member of the MoneyLion board of directors;

•        any person who is known by MoneyLion to be the beneficial owner of more than five percent (5%) of MoneyLion’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of MoneyLion’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of MoneyLion’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

MoneyLion has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve related person transactions.

Registration Rights Agreement

In connection with the Business Combination, on September 22, 2021, certain stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with MoneyLion and Fusion Sponsor LLC, a Delaware limited liability company. The Registration Rights Agreement provides the parties thereto with certain demand, “piggy-back” and resale shelf registration rights following the expiration of any related lock-up period, as applicable, subject to certain minimum requirements and customary conditions.

Second Lien Loan

In April 2020, MoneyLion entered into a $5.0 million second-lien loan facility (the “Second Lien Loan”) with MLi Subdebt Facility 1 LLC, pursuant to the Loan and Security Agreement, dated as of April 17, 2020. MLi Subdebt Facility 1 LLC is controlled by Rohit D’Souza, a former member of the Board of Directors and a shareholder. The Second Lien Loan bears interest at the greater of (a) 12%, and (b) a fluctuating rate of interest per annum equal to the Wall Street Journal Prime Rate plus 5.75%, not to exceed 15%. Initially, the principal borrowings under the Second Lien Loan could be increased to up to $25.0 million upon the mutual consent of MoneyLion and the lender. On August 27, 2021, the Company entered into an amendment to the Second Lien Loan for an incremental borrowing of $20.0 million, increasing total borrowings under the Second Lien Loan to the maximum facility size of $25.0 million. The incremental borrowing was provided by additional lenders, one of which replaced MLi Subdebt Facility 1 LLC as administrative agent and collateral agent under the Second Lien Loan. Interest only is payable until April 30, 2022, and thereafter outstanding principal will be repaid in twelve equal installments through the facility maturity date of May 1, 2023. The Second Lien Loan is secured on a second-priority basis by all assets of MoneyLion, including capital stock of all subsidiaries, except for capital stock and assets in certain excluded subsidiaries, as defined, including Invest in America Credit Fund I LLC and all of the related special purpose vehicles, ROAR 1 SPV Finance LLC and ROAR 2 SPV Finance LLC. Under the terms of the Loan and Security Agreement, MoneyLion is subject to certain covenants, as defined therein. MoneyLion used the Second Lien Loan proceeds for general corporate purposes. Upon the consummation of the Business Combination, MoneyLion repaid the original $5.0 million principal balance owed to MLi Subdebt Facility 1 LLC, together with accrued interest and fees. As of December 31, 2021, the $20.0 million principal balance owed to affiliates of Monroe Capital Management Advisors, LLC, a Delaware limited liability company (“Monroe Capital”), remained outstanding. For more information about the Second Lien Loan, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing Arrangements — Secured Loans” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

On March 24, 2022, MoneyLion Technologies Inc., a Delaware corporation and the direct, wholly-owned subsidiary of MoneyLion, entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions from time to time party thereto (together with their respective successors and permitted assigns, the “Lenders”), as lenders, and Monroe Capital, as administrative agent and lead arranger. Among other things, pursuant to the Credit Agreement, the Lenders thereunder were deemed to have rolled over their respective portions of the Second Lien Loan in the same aggregate principal amount as their respective commitments with respect to certain term loans under the Credit Agreement, following which all obligations in respect of the Second Lien Loan were deemed to be satisfied and paid in full. For more information about the Credit Agreement and the related refinancing transactions, please see our Current Report on Form 8-K filed with the SEC on March 30, 2022.

Marketing Consulting Agreement

MoneyLion is party to an Amended and Restated Marketing Consulting Agreement, dated as of May 11, 2021 and as amended from time to time (the “Marketing Consulting Agreement”), with LeadGen Data Services LLC (“LeadGen”), pursuant to which LeadGen provides MoneyLion with certain marketing, consumer acquisition, lead generation and other consulting services. Gregory DePetris, a member of the Board of Directors, and Rohit D’Souza, a former member of the Board of Directors and a shareholder, each has an indirect ownership interest of approximately 16.5% of LeadGen. For the year ended December 31, 2021, MoneyLion paid approximately $6,624,004 to LeadGen and earned $7,082,795 of revenue under the Marketing Consulting Agreement.

Employment Arrangements

During the year ended December 31, 2021, MoneyLion employed Shreya Choubey, the wife of Dee Choubey, the Chief Executive Officer of MoneyLion, as Vice President of Product. During the year ended December 31, 2021, Shreya Choubey received aggregate compensation, inclusive of her base salary, bonus, company contributions under MoneyLion’s defined contribution retirement plan and other perks customary to employees of similar position and title, of approximately $242,042.

During the year ended December 31, 2021, MoneyLion employed Chee Hong Foong, the brother of Chee Mun Foong, the Chief Technology Officer of MoneyLion, as Head of Data Science. During the year ended December 31, 2021, Chee Hong Foong received aggregate compensation, inclusive of his base salary, bonus and other perks customary to employees of similar position and title, of approximately 1,054,750 MYR (equivalent to approximately $250,880 USD based on an exchange rate of 4.2042 MYR to $1 USD).

Executive and Director Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for MoneyLion executive officers who were “named executive officers” for 2021. For 2021, MoneyLion’s “named executive officers” and their positions were as follows:

•        Diwakar Choubey, Chief Executive Officer, President and Director;

•        Richard Correia, Chief Financial Officer and Treasurer; and

•        Timmie Hong, Chief Product Officer

MoneyLion is an emerging growth company and therefore is subject to reduced disclosure obligations regarding executive compensation, including only being required to provide disclosure with respect to three “named executive officers” and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to MoneyLion’s named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Diwakar Choubey	2021	452,000	1,455,000	2,932,127	—	13,225	4,852,352
Chief Executive Officer, President and Director	2020	372,159	400,000	56,411	—	8,241	836,811
Richard Correia	2021	437,000	1,420,000	1,612,678	—	12,669	3,482,347
Chief Financial Officer and Treasurer	2020	375,629	500,000	56,411	—	4,386	936,426
Timmie Hong	2021	385,000	950,000	1,612,678	—	13,225	2,960,903
Chief Product Officer	2020	333,840	500,000	282,055	—	13,759	1,129,654

____________

(1)      Amounts payable in this bonus column represent (i) bonus payments made pursuant to the transaction bonus pool relating to the successful completion of the Business Combination ($1,000,000 for each of Messrs. Choubey and Correia and $600,000 for Mr. Hong) and (ii) an annual discretionary performance bonus determined by the Compensation Committee of the Board of Directors, based on performance in 2021 ($455,000 for Mr. Choubey, $420,000 for Mr. Correia and $350,000 for Mr. Hong). Each of these bonuses are further described below.

(2)      Amounts reflect the full grant-date fair value of options granted during 2021, computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 13 to our consolidated financial statements incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2022. The stock option awards granted to each of our named executive officers in 2021 consisted of at-the-money options.

(3)      Amounts reflect: for Mr. Choubey, (i) $11,600 of matching contributions under the MoneyLion 401(k) Plan and (ii) life insurance, long and short-term disability premium payments in the amount of $1,625; for Mr. Correia, (i) $11,044.34 of matching contributions under the MoneyLion 401(k) Plan, and (ii) life insurance, long and short-term disability premium payments in the amount of $1,625; and for Mr. Hong (i) $11,600 of matching contributions under the MoneyLion 401(k) Plan and (ii) life insurance, long and short-term disability premium payments in the amount of $1,625.

Elements of MoneyLion’s Executive Compensation Program

For the year ended December 31, 2021, the compensation for each named executive officer generally consisted of a base salary, performance-based cash bonus (for the 2021 performance year), stock options and standard employee benefits. These elements (and the amounts of compensation and benefits under each element) were selected because MoneyLion believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to MoneyLion’s named executive officers.

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to MoneyLion. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

2021 Discretionary Cash Bonuses

MoneyLion maintains a discretionary cash-based short-term incentive compensation program in which certain of its employees, including the named executive officers, are eligible to receive bonuses based on, among other things, the named executive officer’s overall performance and MoneyLion’s performance. Such awards are designed to incentivize the named executive officers with a variable level of compensation that is based on performance measures established by the Board of Directors or Compensation Committee.

In 2021, Messrs. Choubey, Correia and Hong were eligible to earn a discretionary annual cash bonus, based on individual and company performance. None of the named executive officers had an annual bonus target for 2021.

The actual bonuses earned, as determined by the Compensation Committee, by each named executive officer for performance in 2021 and paid in March 2022 are set forth above in the Summary Compensation Table ($455,000 for Mr. Choubey, $420,000 for Mr. Correia and $350,000 for Mr. Hong).

Business Combination Bonus

The Merger Agreement provided that Legacy MoneyLion would establish a $5,000,000 transaction bonus pool to be allocated and paid to Legacy MoneyLion employees upon the successful closing of the Business Combination. The board of directors of Legacy MoneyLion determined that, in recognition of their leadership throughout the transaction process, upon the successful completion of the Business Combination, Mr. Choubey and Mr. Correia would each receive a $1,000,000 transaction bonus and that Mr. Hong would be paid a $600,000 transaction bonus.

Equity Compensation

Equity Incentive Plan and Outstanding Awards

2021 Stock Option Grants

Legacy MoneyLion maintained the 2014 Equity Incentive Plan (the “2014 Plan”) in order to facilitate the grant of long-term equity incentive awards to directors, employees (including the named executive officers) and consultants of MoneyLion and its affiliates to obtain and retain services of these individuals.

In 2021, Legacy MoneyLion granted options to each of the named executive officers in order to encourage their continued service and alignment with shareholders. In 2021, Messrs. Choubey, Correia and Hong were granted options with respect to 118,483 shares (1,944,045 shares after the exchange ratio adjustment in connection with the closing of the Business Combination), 65,116 shares (1,069,230 shares after the exchange ratio adjustment in connection with the closing of the Business Combination), 65,116 shares (1,069,230 shares after the exchange ratio adjustment in connection with the closing of the Business Combination), respectively, with an adjusted exercise price of $2.58 per share.

These options vest over four years, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly instalments over the following three-year period such that the award is fully vested four years after the grant date, generally subject to the named executive officer’s continued service through the applicable vesting dates.

Omnibus Incentive Plan

We have adopted and our stockholders have approved the Omnibus Incentive Plan. We expect that awards will be made under the Omnibus Incentive Plan, and, if approved, the Amended and Restated Omnibus Incentive Plan, in the future.

The aggregate number of shares of Class A Common Stock reserved for issuance pursuant to awards under the Omnibus Incentive Plan was initially equal to 17,712,158 shares of Class A Common Stock outstanding as of the closing of the Business Combination, plus (i) up to 38,985,776 shares of Class A Common Stock are subject to outstanding prior awards under the 2014 Plan, (ii) 2% of the outstanding shares of Class A Common Stock on January 1, 2022 and (iii) 2% of the outstanding shares of Class A Common Stock on January 1, 2023. Any employee, director or consultant of MoneyLion is eligible to receive an award under the Omnibus Incentive Plan, to the extent that an offer of such award is permitted by applicable law, stock market or exchange rules, and regulations or accounting or tax rules and regulations.

The Omnibus Incentive Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance-based awards, other cash-based awards and other stock-based awards, or any combination thereof. Each award will be set forth in a separate grant notice or agreement and will indicate the type and terms and conditions of the award.

Other Elements of Compensation

Retirement Plans

MoneyLion maintains a 401(k) defined contribution retirement savings plan for its employees in the United States, including the named executive officers, who satisfy certain eligibility requirements. Messrs. Choubey, Correia and Hong are eligible to participate in the 401(k) plan on the same terms as other U.S. full-time employees, including matching employer contributions equal to 100% of the first 3% of the employees’ contribution and 50% of the next 2% of the employees’ contribution.

Employee Benefits and Perquisites

All of MoneyLion’s full-time employees in the United States, including Messrs. Choubey, Correia and Hong, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care, flexible spending accounts, short-term and long-term disability insurance and life insurance.

MoneyLion believes the benefits described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Diwakar Choubey	11/15/2017	1,476,701	—		0.22	11/15/2027
	11/01/2018	354,159	105,291		0.40	11/01/2028
	09/21/2019	1,384,408	1,076,762		0.40	09/21/2029
	05/01/2020	64,948	99,130		0.59	05/01/2030
	02/01/2021	—	1,944,045		2.58	02/01/2021

Richard Correia	12/31/2016	1,422,556	—		0.13	12/31/2026
	11/15/2017	1,143,410	—		0.22	11/15/2027
	11/01/2018	174,265	51,809		0.40	11/01/2028
	09/21/2019	1,615,142	1,256,222		0.40	09/21/2029
	05/01/2020	64,948	99,130		0.59	05/01/2030
	02/01/2021	—	1,069,230		2.58	02/01/2031

Timmie Hong	03/01/2016	504,540	—		0.15	03/01/2026
	08/01/2016	223,966	—		0.15	08/01/2026
	11/15/2017	656,312	—		0.22	11/15/2027
	11/01/2018	295,134	87,742		0.40	11/01/2028
	09/21/2019	298,135	231,882		0.40	09/21/2029
	05/01/2020	324,737	495,652		0.59	05/01/2030
	02/01/2021	—	1,069,230		2.58	02/01/2031

____________

(1)      These options vest as to 25% of the options upon the first anniversary of the grant date, with the remaining 75% vesting in equal monthly instalments over the following three-year period such that the award is fully vested four years after the grant date, generally subject to the named executive officer’s continued service through the applicable vesting dates.

Executive Compensation Arrangements

Messrs. Choubey and Correia entered into employment agreements with Legacy MoneyLion in November 2019. The terms and conditions of such agreements are described in more detail below. Mr. Hong was not party to an employment agreement with MoneyLion in 2021.

Executive Employment Agreements

On November 19, 2019, Legacy MoneyLion entered into an employment agreement with each of Messrs. Choubey and Correia (the “NEO Employment Agreements”), providing for their employment as Chief Executive Officer of Legacy MoneyLion and Chief Financial Officer of Legacy MoneyLion, respectively. The NEO Employment Agreements provided for an initial two-year term that automatically renewed upon the same terms and conditions set forth in the agreements for successive one-year terms, unless the named executive officer or MoneyLion provided, in the case of Mr. Choubey, six months’, and in the case of Mr. Correia, three months’, prior notice to the other party of the intent not to renew.

Messrs. Choubey and Correia were entitled to an annual base salary, which for 2021 was $452,000, and $437,000, respectively, and for each fiscal year beginning in 2020, a discretionary annual cash bonus determined in the discretion of the Board of Directors or Compensation Committee, based on, among other things, the named executive officer’s performance and MoneyLion’s performance. The NEO Employment Agreements provided that the named executive officer must be in good standing on the actual payment date to be eligible to receive the bonus, except as discussed below.

Pursuant to the NEO Employment Agreements, upon termination of the named executive officer’s employment by MoneyLion without “Cause” or by the named executive officer for “Good Reason” (as such terms are defined in the NEO Employment Agreements), and for Mr. Correia, upon MoneyLion’s non-renewal of the term of employment, the named executive officer was entitled to, in addition to any accrued amounts, and subject to the named executive officer’s execution of a release of claims in favor of MoneyLion and compliance with the restrictive covenants set forth below, (i) continuation of his annual base salary for a period of six months, (ii) payment, for the portion of the named executive officer’s premiums equal to the portion being paid by MoneyLion immediately prior to the date of termination, of the cost of the named executive officer’s and his dependents’ participation in MoneyLion’s health and dental plans for six months, (subject to certain earlier terminations of such coverage, as set forth in the NEO Employment Agreements), (iii) any accrued and unpaid discretionary bonus for the year prior to the year of termination, (iv) if determined by the Compensation Committee (and for Mr. Correia, the CEO), payment of a discretionary bonus (if any) and (v) immediate vesting of any then unvested options that would have vested in the twelve-month period following the named executive officer’s termination.

In addition to the severance payments set forth above, if the named executive officer was terminated by MoneyLion without Cause (and for Mr. Correia, upon MoneyLion’s non-renewal of the term of employment), in each case, within 12 months after a Change in Control (as defined in the NEO Employment Agreements), subject to the named executive officer’s execution of a release of claims in favor of MoneyLion and compliance with the restrictive covenants set forth below, the named executive officer was entitled to (i) continuation of his annual base salary for a period of 12 months, (ii) payment, for the portion of the named executive officer’s premiums equal to the portion being paid by MoneyLion immediately prior to the date of termination, of the cost of the named executive officer’s and his dependents’ participation in MoneyLion’s health and dental plans for 12 months (subject to certain earlier terminations of such coverage, as set forth in the NEO Employment Agreements), (iii) any accrued and unpaid discretionary bonus for the year prior to the year of termination, (iv) if determined by the Compensation Committee (and for Mr. Correia, the CEO) payment of a discretionary bonus (if any) for the year of termination and (v) immediate vesting of any then unvested options held by the named executive officer on the date of his termination.

In addition, pursuant to the NEO Employment Agreements, Messrs. Choubey and Correia were required to sign a Confidentiality and Assignment of Inventions Agreement, which provided a non-competition restriction for a period of 6 months following termination of employment with MoneyLion. The named executive officers were also subject to non-solicitation of employees, customers and clients restrictions for a period of 6 months following termination of employment with MoneyLion for any reason.

2022 Employment Agreements

In March of 2022, MoneyLion entered into new employment agreements with each of Messrs. Choubey, Correia and Hong. The new employment agreements are on substantially similar terms, with differing annual base salaries and titles, and the new employment agreements supersede any prior employment agreements or offer letters (including the NEO Employment Agreements described above) with the foregoing named executive officers.

Each of the new employment agreements has an initial three-year term, which will automatically renew for successive one-year terms unless either party provides 90 days’ prior written notice of non-renewal. Mr. Choubey’s employment agreement provides Mr. Choubey with an annual base salary of $650,000, and that he will continue as Chief Executive Officer of MoneyLion and will serve on the Board of Directors, Mr. Correia’s employment agreement provides Mr. Correia with an annual base salary of $600,000 and that he will serve as Chief Financial Officer and Mr. Hong’s employment agreement provides Mr. Hong with an annual base salary of $500,000 and that he will serve as Chief Product Officer. Pursuant to each of the employment agreements, each named executive officer has an opportunity to earn an annual equity award grant, as determined by the Compensation Committee, and an annual bonus with a target amount to be determined by the Compensation Committee.

The new employment agreements also provide for severance upon the termination of a named executive officer under his employment agreement by MoneyLion without “Cause,” by the named executive officer for “Good Reason,” due to MoneyLion’s non-renewal of the applicable employment agreement or upon such named executive officer’s death or “Disability” (as such terms are defined in the applicable employment agreement), subject to certain conditions set forth in the applicable employment agreement, including the execution of a general release of any and all claims: (a) severance pay equal to the sum of (i) his base salary at his then current annual rate for a period of twelve months following the termination date and (ii) his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination of employment occurs, the annual bonus most recently paid to such named executive officer, (b) a pro rata performance-based annual bonus for the year of such named executive officer’s termination of employment, (c) continued participation in MoneyLion’s group medical and dental plans for a specified period following termination and (d) the immediate vesting of the portion of any previously granted and unvested option awards that would have vested during the one-year period immediately following the date of termination of such named executive officer’s employment. Furthermore, in the event of the termination of any named executive officer’s employment within six months prior to or 24 months following a “Change in Control” (as defined in the applicable employment agreement), subject to certain conditions set forth in the applicable employment agreement, including the execution of a general release of any and all claims, the named executive officer will be entitled to (A) severance pay equal to the sum of (1) his base salary at his then current annual rate for a period of 24 months following the termination date and (2) two times his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination of employment occurs, the annual bonus most recently paid to such named executive officer, (B) a pro rata performance-based annual bonus for the year of such named executive officer’s termination of employment, (C) continued participation in the Company’s group medical and dental plans for a specified period following termination and (D) the immediate vesting of any previously granted and unvested option awards.

Each of the employment agreements contains customary perpetual non-disclosure, non-disparagement and, for a period of twelve months following termination of the named executive officer’s employment with the Company, non-compete and non-solicit covenants by which each of the named executive officer is bound.

2022 Equity Grants

In March of 2022, MoneyLion granted each of the named executive officers restricted stock units and performance share awards pursuant to the terms and conditions of the Omnibus Incentive Plan. Each named executive officer was granted (i) restricted stock units (the “RSUs”) that vest in 12 quarterly instalments over a three-year period, generally subject to the applicable named executive officer’s continued employment through each vesting date, (ii) performance share awards that are earned based on the achievement of specified target key performance indicators during 2022 related to MoneyLion’s revenue, customer acquisition and EBITDA (the “Performance Goals”) (with the number of Annual PSUs that can be earned to be between 80% and 120% of the target amount) and vest over a three-year period (including the year of grant) (the “Annual PSUs”), provided that the applicable Performance Goals are achieved and the named executive officer generally remains employed through the applicable vesting date and (iii) performance share awards that vest based on the achievement of specified share prices (the “Share Price PSUs”) (25%, 50%, 75% and 100% of the Share Price PSUs will vest upon the achievement of a volume-weighted average price per share of the Class A Common Stock over 20 consecutive trading days equal to or greater than $8.00, $10.00, $12.00 and $15.00, respectively) within four years of the date of grant and minimum time vesting conditions, generally subject to the applicable named executive officer’s continued employment through the applicable vesting date.

In March 2022, Mr. Choubey received a grant of (i) 2,185,902 RSUs, (ii) 1,092,787 Annual PSUs (at 100% of target) and (iii) 2,909,836 Share Price PSUs, Mr. Correia received a grant of (i) 1,360,724 RSUs, (ii) 680,259 Annual PSUs (at 100% of target) and (iii) 2,090,164 Share Price PSUs and Mr. Hong received a grant of (i) 450,842 RSUs, (ii) 225,387 Annual PSUs (at 100% of target) and (iii) 1,434,426 Share Price PSUs.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to MoneyLion’s directors during the year ended December 31, 2021, excluding Mr. Choubey for whom we provided compensation disclosure in the Summary Compensation Table.

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Non-qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Dwight Bush	17,500	289,229	—	—	—	306,729
John Chrystal(3)	21,250	289,229	—	—	—	310,479
Greg DePetris(3)	13,500	289,229	—	—	—	302,729
Matt Derella	14,000	289,229	—	—	—	303,229
Jeffrey Gary	15,000	289,229	—	—	—	304,229
Lisa Gersh	13,500	289,229	—	—	—	302,729
Annette Nazareth	13,500	289,229	—	—	—	302,729
Michael Paull	12,500	289,229	—	—	—	301,729
Chris Sugden	15,500	289,229	—	—	—	304,729

____________

(1)      Fees disclosed in this column represent the first quarterly payment made to each of the members of the Board of Directors in accordance with the terms of the Outside Director Compensation Program described below.

(2)      Reflects the grant date value of the restricted stock units granted in accordance with the terms of the Outside Director Compensation Program during the applicable year as calculated in accordance with ASC Topic 718. Assumptions made in the course of this valuation are set forth in Note 13 to our financial statements incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2022. This grant represents the initial grant of restricted stock units pursuant to the Outside Director Compensation Program, with 1/6 of the grant vesting on March 22, 2022 and the remainder vesting in equal quarterly instalments until the award is fully vested on the third anniversary of the date of grant.

(3)      Mr. DePetris was previously granted an award of (i) 237,355 options (all of which are vested) on September 1, 2017 that have an exercise price of $0.22 per share and (ii) 1,230,584 options (461,469 of which are vested) on September 1, 2020 that have an exercise price of $0.59 per share. Mr. Chrystal was previously granted an award of (i) 142,420 options (all of which are vested) on September 1, 2017 that have an exercise price of $0.22 per share and (ii) 410,195 options (128,186 of which are vested) on September 1, 2020 that have an exercise price of $0.59 per share.

In November 2021, MoneyLion adopted the Outside Director Compensation Program that provides non-employee directors with the following annual cash retainers for service on the Board of Directors and its standing committees:

•        A $40,000 annual cash retainer for service as a member of the Board of Directors;

•        an additional $35,000 annual cash retainer for serving as the non-executive chair of the Board of Directors;

•        the following additional cash retainers for service on the standing committees of the Board of Directors:

•        Risk & Compliance Committee — $10,000 (or $20,000 as chair)

•        Audit Committee — $10,000 (or $20,000 as chair)

•        Compensation Committee — $6,000 (or $12,000 as chair)

•        Nominating & Corporate Governance Committee — $4,000 (or $8,000 as chair)

In addition to the cash compensation, the Outside Director Compensation Program provides that our non-employee directors will be granted an initial equity award of restricted stock units upon joining the board with a value of $300,000 based on a thirty (30) day volume weighted average price and an annual equity award of restricted stock units with a value of $150,000 based on a thirty (30) day volume weighted average price for each year thereafter (beginning in 2022). The initial equity award vests in equal quarterly instalments until it is fully vested on the third anniversary of the director’s appointment date and the annual equity award will vest quarterly such that it is fully-vested on the first anniversary of the grant date, in each case subject to continued service through such date. The Outside Director Compensation Program also provides for the accelerated vesting of any unvested restricted stock units upon a Change in Control (as defined in the Omnibus Incentive Plan), subject to continued employment through the date of consummation of the Change in Control.

Beneficial Ownership of Securities

The following table sets forth information relating to the beneficial ownership of shares of Class A Common Stock and Preferred Stock by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A Common Stock or Preferred Stock;

•        each of our directors, nominees and named executive officers; and

•        all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including RSUs, options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Class A Common Stock is based on 235,645,256 shares of Class A Common Stock and 28,693,931 shares of Preferred Stock outstanding as of April 22, 2022.

Unless otherwise indicated, MoneyLion believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock or Preferred Stock beneficially owned by them.

	Class A Common Stock		Preferred Stock
	Number of Shares	% of Total Voting Power	Number of Shares	% of Total Voting Power
Directors and Executive Officers of MoneyLion
Diwakar (Dee) Choubey(1)(2)	21,947,807	9.3%	—	—
Richard (Rick) Correia(1)(3)	5,297,815	2.2%	—	—
Mark Torossian(1)	—	*	—	—
Timmie (Tim) Hong(1)(4)	2,913,464	1.2%	—	—
Chee Mun Foong(1)(5)	3,134,531	1.3%	—	—
Adam VanWagner(1)(6)	146,597	*	—	—
Ambassador (Ret) Dwight L. Bush(1)	7,976	*	—	—
John Chrystal(1)(7)	579,856	*	—	—
Gregory DePetris(1)(8)	821,211	*	—	—
Matt Derella(1)	131,219	*	—	—
Jeffrey Gary(1)	82,976	*	—	—
Lisa Gersh(1)	7,976	*	—	—
Annette Nazareth(1)	7,976	*	—	—
Michael Paull(1)	7,976	*	—	—
Chris Sugden(1)	7,976	*	—	—
All Directors and Executive Officers of MoneyLion as a Group (fifteen individuals)	35,095,356	14.9%	—	—
Five Percent Holders:
Rohit D’Souza(9)	24,587,275	10.4%	—	—
Fintech Collective(10)	18,735,926	8.0%	—	—
Edison Partners(11)	32,625,157	13.8%	—	—
StepStone(12)	23,371,457	9.9%	—	—
American Express Travel Related Services Company, Inc.(13)	—	—	1,618,229	5.6%
Canaan X L.P.(14)	—	—	2,911,083	10.1%
Citi Ventures Inc.(15)	—	—	1,620,102	5.6%
F-Prime Capital Partners Tech Fund LP(16)	—	—	3,424,219	11.9%
GreatPoint Ventures Innovation Fund II, L.P.(17)	—	—	5,792,756	20.2%
MassMutual Ventures US II LLC(18)	—	—	1,620,103	5.6%

____________

*        Less than one percent.

(1)      The business address of each of these stockholders is c/o MoneyLion Inc., 30 West 21st Street, 9th Floor, New York, NY 10010.

(2)      Includes (i) 13,709,571 shares of Class A Common Stock held directly by Mr. Choubey, (ii) 4,495,977 shares of Class A Common Stock which Mr. Choubey has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan, (iii) 378,661 shares of Class A Common Stock held by Mr. Choubey’s spouse and (iv) 3,363,598 shares of Class A Common Stock held in trusts, the beneficiaries of which are members of Mr. Choubey’s family. Mr. Choubey disclaims beneficial ownership of all shares of Class A Common Stock held of record by such trusts.

(3)      Represents 5,297,815 shares of Class A Common Stock which Mr. Correia has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(4)      Represents 2,913,464 shares of Class A Common Stock which Mr. Hong has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(5)      Includes (i) 1,968,935 shares of Class A Common Stock held directly by Mr. Foong and (ii) 1,165,596 shares of Class A Common Stock which Mr. Foong has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(6)      Represents 146,597 shares of Class A Common Stock which Mr. VanWagner has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(7)      Includes (i) 257,976 shares of Class A Common Stock held directly by Mr. Chrystal and (ii) 321,880 shares of Class A Common Stock which Mr. Chrystal has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(8)      Includes (i) 45,476 shares of Class A Common Stock held directly by Mr. DePetris and (ii) 775,735 shares of Class A Common Stock which Mr. DePetris has the right to acquire through the exercise of vested options and vested RSUs, which represent a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(9)      Based on the Schedule 13G filed on October 4, 2021, includes 21,300,039 shares of Class A Common Stock indirectly beneficially owned through RDS MoneyLion Holdings I, LLC, 1,582,433 shares of Class A Common Stock indirectly beneficially owned through Bear Creek Ventures, LLC and 1,704,803 shares of Class A Common Stock indirectly beneficially owned through Telluride Capital Ventures, LLC. The business address of Mr. D’Souza is 425 Park Ave S, New York, NY 10016.

(10)    Based on the Schedule 13G filed on October 4, 2021, FinTech Collective, LLC (“Fintech Collective”) holds shares of Class A Common Stock through FinTech Collective II-AV LLC, FinTech Collective SL1 LLC, FinTech Collective SL2 LLC, FinTech Collective SL3 LLC, FinTech Collective SL4 LLC, and FinTech Collective W2 LLC. FinTech Collective, LLC is the sole manager of FinTech Collective Management LLC, which in turn manages the above-mentioned shareholders of MoneyLion. The business address is 200 Park Avenue South, Suite 1611, New York, NY 10003.

(11)    Based on the Schedule 13D filed on February 11, 2022, Edison Partners VIII, L.P. (“Edison Partners”), a Delaware limited partnership, is a registered holder of shares of Class A Common Stock. Edison VIII GP LLC, a Delaware limited liability company, is the general partner of Edison Partners VIII, L.P. Christopher S. Sugden, a member of the Board of Directors, is the Managing Member of the general partner. The business address of Edison Partners and its general partner is: Edison Partners, 281 Witherspoon Street, Suite 300, Princeton, NJ 08540.

(12)    Based on the Schedule 13G filed on October 4, 2021, StepStone Group LP (“StepStone”) is the investment manager of several direct stockholders of MoneyLion, including AU Special Investments II, L.P., Greenspring Global Partners VIII-A, L.P., Greenspring Global Partners VIII-C, L.P., Greenspring Opportunities IV, L.P., and Greenspring SK Special, L.P. (collectively, the “Greenspring Funds”). StepStone has voting and dispositive power over the shares of Class A Common Stock held by the Greenspring Funds pursuant to each Greenspring Fund’s limited partnership agreement and certain investment management agreements to which Greenspring and such Greenspring Funds are parties. The business address of StepStone is 4225 Executive Square, Suite 1600, La Jolla, CA 90237. The business address of each of the Greenspring Funds is 100 Painters Mill Road, Suite 700, Owings Mills, MD 21117.

(13)    The address of American Express Travel Related Services Company, Inc. is 200 Vesey St, New York, NY 10285-1000.

(14)    Canaan Partners X LLC is the general partner of Canaan X L.P. and may be deemed to have sole investment and voting power over the shares held by Canaan X L.P. The managing members of Canaan X L.P. are Brenton K. Ahrens, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, Deepak Kamra, Nina Kjellson, Guy M. Russo, Timothy M. Shannon and Hrach Simonian. No one managing member of Canaan Partners X LLC has sole voting or investment power over the shares held by Canaan X L.P. Investment and voting decisions with respect to the shares held by Canaan X L.P. are made by the managers of Canaan Partners X LLC, collectively.

(15)    The address of Citi Ventures Inc. is 388 Greenwich St Attn: Louis Valdich, New York, NY 10013-2362.

(16)    Impressa Holdings LLC is the general partner of F-Prime Capital Partners Tech Fund LP and Impresa Management LLC is the managing partner of F-Prime Capital Partners Tech Fund LP. Lane MacDonald is the president of Impresa Management LLC and may be deemed to have sole voting or investment power over the shares held by F-Prime Capital Partners Tech Fund LP. The address of F-Prime Capital Partners Tech Fund LP is One Main Street, Cambridge, MA 02142.

(17)    The address of GreatPoint Ventures Innovation Fund II, L.P. is 400 N Michigan Ave Ste S1700, Chicago, IL 60611-4104.

(18)    The address of MassMutual Ventures US II LLC is 470 Atlantic Ave, Boston, MA 02210-2208.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2021 except for (a) one Form 4 that was filed late for each of Mr. Chrystal, Mr. Bush, Mr. DePetris, Mr. Derella, Mr. Gary, Ms. Gersh, Ms. Nazareth, Mr. Paull and Mr. Sugden to report a grant of RSUs by the Company and (b) one Form 4 that was filed late for Mr. Choubey to report the acquisition of Class A Common Stock by Mr. Choubey’s spouse, in each case as a result of inadvertent administrative error.

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has engaged RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of RSM is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to respond to questions.

Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of RSM as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Change in Auditor

On September 22, 2021, the Board of Directors approved the engagement of RSM as the Company’s independent registered public accounting firm following the Business Combination. RSM served as the independent registered public accounting firm of Legacy MoneyLion prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Fusion, MoneyLion’s legal predecessor, was informed on September 22, 2021 that it had been dismissed as MoneyLion’s independent registered public accounting firm.

Withum’s report on the balance sheets of Fusion, as of December 31, 2020, and the related statements of operations, changes in temporary equity and permanent equity and cash flows for the period ended from March 6, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from March 6, 2020 through December 31, 2020, and the subsequent interim period through September 22, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with Fusion’s initial public offering, which resulted in the restatement of Fusion’s financial statements as set forth in Fusion’s Form 10-K/A for the year in the period ended December 31, 2020, as filed with the SEC on May 6, 2021.

The Company previously provided Withum with a copy of the disclosures regarding their dismissal set forth in Item 4.01 in the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2021. Withum provided a letter addressed to the SEC stating that they agreed with such statements concerning their dismissal, which letter was filed as Exhibit 16.1 to such Form 8-K.

Audit Fee Disclosure

The following table provides information regarding the fees incurred to RSM and Withum during the fiscal year ended December 31, 2021 and during the fiscal year ended December 31, 2020:

	Fiscal Year Ended December 31,
	2020	2021
Audit Fees(1)	$967,205	$1,935,437
Tax Fees(2)	—	348,960
Audit-Related Fees(3)	129,450	161,690
All Other Fees(4)	—	—
Total Fees	$1,096,655	$2,446,087

____________

(1)      Consist of fees billed for professional services rendered for the audit of the Company’s year-end consolidated financial statements and the review of the Company’s interim condensed consolidated financial statements included in the Company’s quarterly reports and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings, including review of registration statements, proxy statements, comfort letters and consents related to, among other things, the Business Combination and Fusion’s initial public offering.

(2)      Consist of fees for professional services performed with respect to tax compliance, tax advice and tax planning.

(3)      Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(4)      No other services were provided during the periods presented.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee Charter. The Audit Committee may delegate its authority to pre-approve services to the Chair of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

Since the formation of the Audit Committee upon the consummation of the Business Combination on September 22, 2021, and on a going-forward basis, the Audit Committee has approved and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof, as described above.

Vote Required for Ratification

The ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual Annual Meeting) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have no effect on the outcome of the proposal. There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of MoneyLion under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its Charter. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MoneyLion’s audited financial statements as of and for the year ended December 31, 2021.

The Audit Committee discussed with RSM, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received from RSM the written disclosures and the letter required by the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and discussed with RSM their independence. Finally, the Audit Committee discussed with RSM, with and without management present, the scope and results of RSM’s audit of MoneyLion’s audited financial statements as of and for the year ended December 31, 2021.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee also engaged RSM as our independent registered public accounting firm for the year ending December 31, 2022 and is seeking ratification of such selection by the stockholders.

Audit Committee

Jeffrey Gary, Chair

Dwight L. Bush

John Chrystal

Matt Derella

Proposal No. 3

APPROVAL OF THE AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

The MoneyLion Inc. Omnibus Incentive Plan was adopted and approved in connection with the consummation of the Business Combination and initially authorized the Company to deliver (a) up to 17,712,158 shares of Class A Common Stock pursuant to awards issued under the Omnibus Incentive Plan, (b) up to 38,985,776 shares of Class A Common Stock subject to prior awards outstanding issued pursuant to Legacy MoneyLion’s 2014 Equity Incentive Plan and (c) as of each of January 1, 2022 and January 1, 2023, an additional number of shares of Class A Common Stock equal to up to 2% of the total number of outstanding shares of Class A Common Stock on December 31 of the immediately preceding fiscal year.

On April 28, 2022, the Compensation Committee recommended the approval and adoption of, and the Board of Directors approved and adopted, effective upon and subject to the approval by the Company’s stockholders, the Amended and Restated Omnibus Incentive Plan in order to:

(a)     increase the number of authorized shares of Class A Common Stock available for issuance under the Amended and Restated Omnibus Incentive Plan by 12,100,000 for a total of 79,297,049 shares of Class A Common Stock; and

(b)    amend the “evergreen” provision to (i) increase the number of shares of Class A Common Stock by which the total number of shares of Class A Common Stock authorized for issuance under the Amended and Restated Omnibus Incentive Plan will be increased annually from 2% of the total number of shares of Class A Common Stock outstanding to 5% of the total number of shares of all classes of the Company’s voting stock outstanding on December 31 of each year ending during the term of the Amended and Restated Omnibus Incentive Plan and (ii) extend the evergreen provision for the duration of the term of the Amended and Restated Omnibus Incentive Plan.

The proposed total number of shares of Class A Common Stock to be authorized under the Amended and Restated Omnibus Incentive Plan is 79,297,049 shares, which includes 65,235,347 shares issuable in connection with outstanding prior awards (including (i) 38,985,776 stock options granted under Legacy MoneyLion’s 2014 Equity Incentive Plan and (ii) 5,889,466 “Substitute Awards” (as defined in the Omnibus Incentive Plan) granted in connection with the Company’s acquisition of Even Financial Inc.). The proposed total number of shares of Class A Common Stock to be authorized under the Amended and Restated Omnibus Incentive Plan represents approximately 30.0% of the shares of the Company’s voting stock outstanding as of the Record Date and approximately 24.1% of the Company’s capitalization (which represents the Company’s outstanding capital stock, stock options and RSUs) as of the Record Date. Other than the increase in the number of authorized shares of Class A Common Stock issuable under the Amended and Restated Omnibus Incentive Plan and the amendment to the evergreen provision described above, there are no other material changes to the Omnibus Incentive Plan proposed for approval by stockholders. If the Amended and Restated Omnibus Incentive Plan is approved by stockholders at the Annual Meeting, it will immediately become effective as of the date of the Annual Meeting. If stockholders do not approve the Amended and Restated Omnibus Incentive Plan, the Omnibus Incentive Plan will continue as currently in effect.

Any employee, director or consultant of the Company will be eligible to receive an award under the Amended and Restated Omnibus Incentive Plan, to the extent that an offer of such award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Amended and Restated Omnibus Incentive Plan will provide for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance-based awards, other cash-based awards and other stock-based awards, or any combination thereof. The Amended and Restated Omnibus Incentive Plan is intended to help the Company and its affiliates (a) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company and by providing compensation opportunities that are competitive with other companies, (b) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries and (c) align the long-term financial interests of key personnel with those of the Company’s stockholders. The terms of the Company’s equity and other annual and long-term incentive compensation awards and employee policies are designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

The Company believes that increasing the number of shares of Class A Common Stock issuable under the Amended and Restated Omnibus Incentive Plan and amending the evergreen provision is in the best interests of the Company’s stockholders and is necessary in order to allow the Company to effectively use the Amended and Restated Omnibus Incentive Plan to attract, motivate, retain and reward talented individuals to provide services to the Company and its affiliates. The Company also believes the proposed changes are consistent with current market practices based on the Company’s current capitalization. In considering the proposed terms of the Amended and Restated Omnibus Incentive Plan, the Board of Directors and Compensation Committee carefully considered various factors, including market standards for companies with similar recruiting and retention needs, the grant of equity awards in connection with recently consummated business combination transactions that resulted in almost doubling the number of employees who will be eligible for grants under the Amended and Restated Omnibus Incentive Plan and future grants that may be issuable pursuant to the agreements governing such transactions, the potential for future grants in connection with future mergers and acquisitions (as well as compensating the additional employees who will join the Company as a result of such transactions), potential dilution of the Company’s shareholders, historical equity compensation practices and the potential burn rate of shares of Class A Common Stock currently authorized under the Omnibus Incentive Plan, as well as the advice of the Compensation Committee’s independent compensation consultant.

As of the Record Date, the Company had 235,645,256 shares of Class A Common Stock outstanding, there were 65,235,347 shares of Class A Common Stock reserved for potential issuance pursuant to outstanding equity awards, and 1,961,702 shares of Class A Common Stock remained available for future issuance under the Omnibus Incentive Plan. Based on the projected share needs to execute the Company’s long-term incentive program moving forward, the proposed increase of authorized shares of Class A Common Stock issuable under the Amended and Restated Omnibus Incentive Plan is anticipated to provide enough shares of Class A Common Stock issuable under the Amended and Restated Omnibus Incentive Plan for the duration of the Amended and Restated Omnibus Incentive Plan.

The Amended and Restated Omnibus Incentive Plan includes certain compensation and governance best practices, with some of the key features as follows:

•        Prohibition on Repricing.    The Amended and Restated Omnibus Incentive Plan expressly prohibits the “repricing” of stock options or SARs without stockholder approval.

•        Limit on Non-Employee Director Compensation.    The Amended and Restated Omnibus Incentive Plan contains an annual limit on total compensation paid and granted to each non-employee director.

•        Stock Options and SARs Granted at No Less than Fair Market Value.    The exercise price for stock options and SARs granted under the Amended and Restated Omnibus Incentive Plan must equal or exceed the underlying Class A Common Stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions.

•        No “liberal” Change in Control Definition.    The change in control definition under the Amended and Restated Omnibus Incentive Plan is only triggered in those instances where an actual change in control occurs, such as a 50% or greater change in beneficial ownership (see “— Change in Control” below).

•        Transfer Restrictions.    The Amended and Restated Omnibus Incentive Plan contains robust restrictions on the transfer of awards granted under the Amended and Restated Omnibus Incentive Plan.

•        Clawback of Awards.    The Amended and Restated Omnibus Incentive Plan provides that awards granted thereunder are subject to any clawback or recoupment policies that the Company has in effect from time to time.

•        Fixed Term.    The Amended and Restated Omnibus Incentive Plan has a fixed, ten-year term from September 21, 2021.

Amended and Restated Omnibus Incentive Plan Summary

General

The following is a summary of the Amended and Restated Omnibus Plan, which is qualified in its entirety by the full text of the Amended and Restated Omnibus Incentive Plan, which is attached to this Proxy Statement as Appendix A (marked to show changes from the Omnibus Incentive Plan).

Purpose

The purpose of the Amended and Restated Omnibus Incentive Plan is to enable the Company to offer its employees, directors and other individual service providers long-term equity-based incentives, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and the Company’s shareholders.

Eligibility

The Company’s employees, non-employee directors, individual consultants, advisors and other service providers are eligible to receive awards under the Amended and Restated Omnibus Incentive Plan based on the Compensation Committee’s or Board of Directors’, as applicable (the “Committee”), determination, in its sole discretion, that an award to such individual will further the Amended and Restated Omnibus Incentive Plan’s stated purpose (as described above). Awards of incentive stock options will be limited to the Company’s employees or employees of certain of its affiliates. As of the Record Date, there were approximately 771 employees and 81 individual consultants, directors, advisers and other service providers eligible to receive awards under the Amended and Restated Omnibus Incentive Plan.

Authorized Shares

Subject to adjustment (as described below) and except for “Substitute Awards” (as defined in the Amended and Restated Omnibus Incentive Plan), 79,297,049 shares of Class A Common Stock will initially be issuable under the Amended and Restated Omnibus Incentive Plan, comprising 14,061,702 shares of Class A Common Stock subject to new awards granted under the Amended and Restated Omnibus Incentive Plan and up to 65,235,347 shares of Class A Common Stock subject to outstanding prior awards. The number of shares of Class A Common Stock reserved for issuance under the Amended and Restated Omnibus Incentive Plan will automatically increase on January 1 of each fiscal year beginning on January 1, 2023 and ending on January 1, 2031 in an amount equal to the lesser of (i) 5% of the total number of shares of all classes of the Company’s voting stock outstanding on the last day of the immediately preceding fiscal year or (ii) such smaller number of shares of Class A Common Stock as determined by the Committee in its discretion. If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the Amended and Restated Omnibus Incentive Plan. Shares tendered or withheld to pay or satisfy the exercise price of a stock option or SAR or to pay taxes in respect of any stock option or SAR, will again be available for issuance under the Amended and Restated Omnibus Incentive Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that the Company acquires or with which it combines) will not reduce the number of shares available for issuance under the Amended and Restated Omnibus Incentive Plan. The Amended and Restated Omnibus Incentive Plan limits non-employee director compensation, including cash fees and incentive equity awards (based on their grant-date fair value), to a maximum of (i) $1,000,000 during the initial annual period following a non-employee director’s appointment or election to the Board of Directors and (ii) $750,000 per each subsequent calendar year, in each case, in respect of their service as non-employee directors.

Administration

The Amended and Restated Omnibus Incentive Plan will be administered by the Committee. The Committee (or its delegate) has authority under the Amended and Restated Omnibus Incentive Plan to:

•        designate participants;

•        determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred;

•        amend the terms of any outstanding awards;

•        correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Omnibus Incentive Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Amended and Restated Omnibus Incentive Plan into effect;

•        interpret and administer the Amended and Restated Omnibus Incentive Plan and any instrument or agreement relating to, or award made under, the Amended and Restated Omnibus Incentive Plan; and

•        make any other determination and take any other action that it deems necessary or desirable to administer the Amended and Restated Omnibus Incentive Plan, in each case, as it deems appropriate for the proper administration of the Amended and Restated Omnibus Incentive Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Committee may delegate some or all of its authority under the Amended and Restated Omnibus Incentive Plan, to the extent permitted by applicable law, to (i) one or more of the Company’s officers (except that such delegation will not be applicable to grant awards to a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board of Directors.

Establishment of Sub-Plans

The Committee has the authority to establish one or more sub-plans under the Amended and Restated Omnibus Incentive Plan to facilitate the local administration of the Amended and Restated Omnibus Incentive Plan in any jurisdiction in which the Company and its affiliates operate and to conform the Amended and Restated Omnibus Incentive Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law. The Committee may establish such sub-plans by adopting supplements setting forth (i) such limitations on the committee’s discretion under the Amended and Restated Omnibus Incentive Plan as the Committee deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Amended and Restated Omnibus Incentive Plan as the Committee deems necessary or desirable. All sub-plans adopted by the Committee will be deemed to be part of the Amended and Restated Omnibus Incentive Plan, but each such sub-plan will only apply to participants within the affected jurisdiction.

Types of Awards

The Amended and Restated Omnibus Incentive Plan provides for grants of stock options (both nonqualified and incentive stock options), SARs (as defined below), restricted stock, restricted stock units, performance awards and other cash-based and other stock-based awards. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards.

Stock Options.    A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by the Committee and may not be less than the fair market value of a share of the Class A Common Stock on the grant date. The Committee will determine the date after which each stock option may be exercised, the method and form by which each option is to be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may not be granted to any person who is not an employee of the Company or of any parent or subsidiary, as defined in Section 424 of the Code. There have not yet been any options granted under the Omnibus Incentive Plan, and so there are no options currently outstanding under the Omnibus Incentive Plan. The number of shares of Class A Common Stock that may be subject to incentive stock options granted under the Amended and Restated Omnibus Incentive Plan is 70,510,395.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. The terms and conditions applicable to stock options also apply to SARs.

Restricted Stock.    Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture. Recipients of restricted stock generally have the rights and privileges of a shareholder, including the right to vote such shares of restricted stock and to receive dividends.

Restricted Stock Units.    A restricted stock unit award is a right to receive a specified number of shares of Class A Common Stock (or the fair market value thereof in cash, other property or any combination thereof, as determined by the Committee), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by the Committee, consistent with the terms of the Amended and Restated Omnibus

Incentive Plan. The restricted stock unit award agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of Class A Common Stock subject to the award. Prior to the settlement of a restricted stock unit award in Class A Common Stock, the award recipient will have no rights or privileges as a shareholder of the Company with respect to its Class A Common Stock subject to the award.

Performance Awards.    Performance awards, which may be denominated in cash, shares or units (including restricted stock units) (or a combination thereof), will be earned on the satisfaction of performance goals specified by the Committee. With respect to any performance award that becomes settled in Class A Common Stock upon achievement or satisfaction of the applicable performance conditions, prior to such settlement, the award recipient will have no rights or privileges as a shareholder of the Company with respect to its Class A Common Stock subject to the award.

Other Cash-Based and Other Stock-Based Awards.    The Committee is authorized to grant other cash-based and other stock-based awards that are payable in cash or Class A Common Stock (or a combination thereof) and may be granted either independently or as an element of or supplement to any other award under the Amended and Restated Omnibus Incentive Plan. Other stock-based awards are valued in whole or in part by reference to the Class A Common Stock, including restricted stock units, phantom stock and similar units.

Dividends and Dividend Equivalents

Other than with respect to awards of restricted stock, awards granted under the Amended and Restated Omnibus Incentive Plan may not provide for any dividend to be payable to the participant in respect of such award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved). The Committee may, in its discretion, provide for dividend equivalents on awards of restricted stock units.

Adjustments

In the event the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares of Class A Common Stock or other securities, or other similar corporate transaction or event affecting the Class A Common Stock or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Omnibus Incentive Plan, the Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limit under the Amended and Restated Omnibus Incentive Plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.

Change in Control

In the event of a “change in control” (as described below and as defined in the Amended and Restated Omnibus Incentive Plan), except as otherwise provided in the applicable award agreement, the Committee may provide for:

•        continuation or assumption of outstanding awards under the Amended and Restated Omnibus Incentive Plan by the Company (if the Company is the surviving corporation) or by the successor or surviving corporation or its parent;

•        substitution or replacement of any outstanding award by the successor or surviving entity or its parent for a cash payment, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof);

•        acceleration of the vesting (including the lapse of any restriction) and exercisability of outstanding awards, in each case, either (i) immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of service on or within a specified period following the change in control, or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume such outstanding awards;

•        in the case of a performance award, determination of the level of attainment of the applicable performance conditions; and

•        cancellation of outstanding awards under the Amended and Restated Omnibus Incentive Plan in consideration of a payment, with the form, amount and timing of such payment to be determined by the Committee in its sole discretion, provided that (i) such payment is made in cash, securities, rights and/or other property, (ii) the amount of such payment equals the value of the award, as determined by the Committee in its sole discretion (provided that the Committee may cancel out-of-the-money options or SARs for no consideration) and (iii) such payment will be made promptly following the change in control, in compliance with Section 409A of the Code.

A “change in control” under the Amended and Restated Omnibus Incentive Plan generally means (i) the acquisition of 50% or more of the Class A Common Stock or combined voting power of voting securities; (ii) a change in the composition of the Board of Directors such that, during any twelve-month period, the individuals who as of the beginning of such period constitute the Board of Directors cease for any reason to constitute at least 50% of the Board of Directors (provided that any individual becoming a member of the Board of Directors after the beginning of such twelve-month period whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Board of Directors at the beginning of such twelve-month period); (iii) the Company’s merger or consolidation with another entity after which the Company’s voting securities outstanding immediately prior to such transaction do not continue to represent 50% or more of the total voting power of the Company’s stock or of the surviving entity or parent entity thereof (if the Company is not the surviving entity in such merger or consolidation); or (iv) a disposition of all or substantially all of the Company’s assets.

Amendment and Termination

The Board of Directors may amend, modify, suspend, discontinue or terminate the Amended and Restated Omnibus Incentive Plan (or any portion thereof) at any time. However, no such action may, without the consent of the participant, materially adversely affect the rights of such participant under any award previously granted (other than to apply with applicable law or to impose any clawback or recoupment provisions on any awards). Additionally, no such action may be made without the Company’s shareholder approval, if such approval is required by applicable law or by the rules of the stock market or exchange on which shares of the Class A Common Stock are principally quoted or traded (including the NYSE). No award may be granted pursuant to the Amended and Restated Omnibus Incentive Plan after September 21, 2031 (the tenth anniversary of September 21, 2021).

Prohibition on Repricing

Subject to the adjustment provision described above, the Committee may not directly or indirectly, through cancellation or re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of the Company’s shareholders.

Cancellation or “Clawback” of Awards

The Committee may, to the extent permitted by applicable law and stock exchange rules or by any of the Company’s policies (including any recoupment policy it may adopt from time to time or pursuant to the recoupment provisions in any award agreement), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Amended and Restated Omnibus Incentive Plan or the sale of shares underlying such awards.

Term

The Amended and Restated Omnibus Incentive Plan expires on September 21, 2031 (the tenth anniversary of September 21, 2021), unless earlier terminated (x) upon the maximum number of shares of Class A Common Stock available for issuance under the Amended and Restated Omnibus Incentive Plan having been issued or (y) by the Board of Directors at its discretion (and in accordance with the terms of the Amended and Restated Omnibus Incentive Plan).

U.S. Federal Income Tax Consequences of Equity Awards

The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Amended and Restated Omnibus Incentive Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Amended and Restated Omnibus Incentive Plan under federal, state, local and other applicable laws. In addition, the Company may be subject to limits on tax deductibility relating to compensation described herein under certain statutory provisions, including Sections 162(m) and 280G of the Code.

Non-Qualified Stock Options

A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. The Company generally will be entitled to a corresponding federal income tax deduction. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.

Incentive Stock Options

An incentive stock option (or “ISO”) is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an ISO or when exercising an ISO. If a participant exercises an ISO and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. However, even though a participant will not have taxable income when exercising an ISO, the exercise of an ISO is taken into account for purposes of determining whether the participant has any alternative minimum tax liability (described below). The Company generally will not be entitled to a corresponding federal income tax deduction.

If a participant disposes of the shares received upon exercise of an ISO within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Under such circumstances, the participant generally will realize ordinary income in the year of the disposition, and the Company generally will be entitled to a corresponding federal income tax deduction. The amounts of the participant’s ordinary income and the Company’s deduction will equal the excess of the lesser of the amount, if any, realized on the disposition and the fair market value of the shares on the exercise date over the aggregate exercise price of the ISO. Any additional gain or loss that the participant realizes on the disposition will be long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.

If a participant exercises an ISO more than three months after the participant’s employment terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant is disabled and terminates employment because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of a participant’s death.

SARs

A participant does not recognize income at the time a SAR is granted. A participant will recognize income at the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of a SAR. The amount of income will equal the amount of cash or fair market value of shares paid or transferred to the participant and will be ordinary income. The Company generally will be entitled to a corresponding federal income tax deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be entitled to a corresponding federal income tax deduction at the time restricted stock is granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the restricted stock, and the Company generally will be entitled to a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the restricted stock, and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted stock is later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Registration with the SEC

The Company has filed a registration statement on a Form S-8 with the SEC and registered the shares of Class A Common Stock available for issuance under the Omnibus Incentive Plan. If the Amended and Restated Omnibus Incentive Plan is approved, the Company intends to file a registration statement on Form S-8 with the SEC as soon as reasonably practicable after such approval in order to register the additional shares of Class A Common Stock available for issuance under the Amended and Restated Omnibus Incentive Plan.

Plan Benefits

As described above, because benefits under the Amended and Restated Omnibus Incentive Plan will depend on the Committee’s actions and the fair market value of the Class A Common Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Amended and Restated Omnibus Incentive Plan is approved by the Company’s stockholders. Information concerning awards under the Amended and Restated Omnibus Incentive Plan is available in this Proxy Statement under “Executive and Director Compensation” in the following tables and the narrative accompanying them: “Summary Compensation Table,” “Outstanding Equity Awards at 2021 Fiscal Year End” and “Director Compensation Table.” On April 22, 2022, the fair market value of the Class A Common Stock (based on the closing price on the NYSE such date) was $1.99.

Additionally, while the benefits actually granted under the Amended and Restated Omnibus Incentive Plan will depend on a number of factors and are not determinable at this time, the following table sets forth the number of options, RSUs and performance stock units (“PSUs”) granted under the Omnibus Incentive Plan in 2021 and 2022 (excluding, for the avoidance of doubt, “Substitute Awards” (as defined in the Omnibus Incentive Plan)) to the Company’s current executive officers, current non-employee directors and all other employees of the Company, in each case as of the Record Date:

Name/Group	Number of Stock Options	Number of RSUs	Number of PSUs	Dollar Value(a) ($)
Diwakar (Dee) Choubey	1,944,045	2,185,902	4,002,623	16,183,814
Richard (Rick) Correia	1,069,230	1,360,724	2,770,423	10,348,750
Timmie (Tim) Hong	1,069,230	450,842	1,659,813	6,327,971
Executive Officers as a Group(6)	4,829,798	5,191,506	11,796,197	43,416,827
Non-Employee Directors as a Group(9)	0	430,614	0	856,922
Non-Executive Officer Employees as a Group(406)	1,694,925	5,995,992	0	15,304,925

____________

(a)      Represents the total number of stock options, RSUs and PSUs granted to such individual or group, multiplied by the fair market value (based on the closing price on the NYSE) of one share of Class A Common Stock of $1.99 as of April 22, 2022.

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans under which the Class A Common Stock is authorized for issuance as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	38,085,775	(1)	$0.80	(2)	18,612,159
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	38,085,775		$0.80		18,612,159

____________

(1)      Includes outstanding stock options and RSUs.

(2)      Does not include RSUs.

Vote Required for Approval

The approval of the Amended and Restated Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual Annual Meeting) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Pursuant to NYSE regulations, brokers do not have discretionary voting power over the approval of the Amended and Restated Omnibus Incentive Plan. Therefore, if you hold shares through a bank, broker or other nominee and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted with respect to this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN.

Information About the Proxy Process and Voting

Why am I receiving these materials?

We have made a Notice of Internet Availability that contains instructions on accessing this Proxy Statement and Proxy Card available to you or have delivered printed proxy materials to you because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available to our stockholders on or about April 29, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The outstanding voting securities of MoneyLion are (a) shares of Class A common stock, par value $0.0001 per share, and (b) shares of Series A Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there were 235,645,256 shares of Class A Common Stock outstanding and 28,693,931 shares of Preferred Stock outstanding. Only stockholders of record of the Class A Common Stock and the Preferred Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the close of business on the Record Date, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by submitting the accompanying Proxy Card or over the internet or by telephone. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.

•        To vote at the virtual Annual Meeting, you will need the 16-digit control number included on your Proxy Card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual Annual Meeting website on the meeting date.

•        To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•        To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.

•        To vote by telephone, you may vote by proxy by calling the toll free number found on the enclosed Proxy Card or on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What votes are required to approve the proposals?

•        With respect to Proposal No. 1, directors are elected by a plurality of the votes cast. “Withhold” votes have no effect. There is no ability to “abstain.”

•        With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions will not be counted as votes cast and will have no effect on the results.

•        With respect to Proposal No. 3, the affirmative vote of the majority of votes cast is required for approval. Abstentions will not be counted as votes cast and will have no effect on the results.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Only Proposal No. 2, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is considered “routine” under applicable rules.

In the event that a broker, bank, custodian, nominee or other record holder of Class A Common Stock or Preferred Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as “broker non-votes” with respect to that proposal. Broker non-votes have no effect on whether a proposal is approved.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock and one vote for each share of Preferred Stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for Class I director, “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and “FOR” the approval of the Amended and Restated Omnibus Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy with a later date.

•        You may send a written notice that you are revoking your proxy to our Investor Relations Department, at ir@moneylion.com.

•        You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2022 to Adam VanWagner, Secretary at MoneyLion, 30 West 21st Street, 9th Floor, New York, New York 10010. Pursuant to our Bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the Proxy Statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Company, which must be received between February 15, 2023 and March 17, 2023; provided that if the date of the 2023 Annual Meeting of Stockholders is advanced more than 30 days prior to the first anniversary of the Annual Meeting or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered, or mailed and received, not later than the 90th day prior to the date of the 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2023 Annual Meeting of Stockholders is first made by the Company. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the total voting power of the shares of Class A Common Stock and Preferred Stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

Who will solicit and pay the cost of soliciting proxies?

MoneyLion will pay the cost of soliciting proxies for the general meeting. MoneyLion will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock and Preferred Stock for their expenses in forwarding soliciting materials to beneficial owners of such shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies.

Who will count and inspect the vote?

Votes will be tabulated by Broadridge Financial Solutions, Inc. The Board of Directors has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

How do I attend the Annual Meeting?

Our Board of Directors has determined to hold the Annual Meeting virtually. In addition to protecting the health and safety of our stockholders in light of the ongoing COVID-19 pandemic, the online format of our Annual Meeting is intended to enhance stockholder access and participation. We believe holding the Annual Meeting virtually will also increase our ability to engage and communicate effectively with all stockholders, regardless of size, resources or physical location, and lower the cost to us, our stockholders and the environment.

You may attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/ML2022. Stockholders will need the 16-digit control number provided on their Proxy Card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the Annual Meeting.

Can I ask questions at the Annual Meeting? Stockholders of record as of our Record Date will have an opportunity to submit questions live via the internet during the meeting.

How to Participate in the Annual Meeting

Online:

1. Visit www.virtualshareholdermeeting.com/ML2022; and

2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials on your Proxy Card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on June 15, 2022. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

Additional Information

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on June 15, 2022: This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available electronically at www.proxyvote.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are MoneyLion stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department, at ir@moneylion.com. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability to a stockholder at a shared address to which a single copy of the documents was delivered.

Note About Our Website

Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a MoneyLion stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Investor Relations Department, at ir@moneylion.com.

APPENDIX A

MoneyLion Inc.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Amended and restated as of [            ], 2022

Section 1. Purpose. The purpose of the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to promote the long-term success of MoneyLion Inc., a Delaware corporation (the “Company”) by motivating employees and other individuals to perform at the highest level and contributing significantly to the success of the Company, thereby furthering the best interests of the Company and its shareholders. The Plan shall serve as the primary plan under which equity-based incentives are awarded on a worldwide basis to Participants.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” is as defined in Participant’s Service Agreement, if any, or Award Agreement or, if not so defined, means: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by Participant (whether or not related to Participant’s relationship with the Company); (ii) an act of moral turpitude by Participant, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (iii) any breach by Participant of any material agreement with or of any material duty of Participant to the Company or any Subsidiary or Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); or (iv) any act which constitutes a breach of a Participant’s fiduciary duty towards the Company or an Affiliate or Subsidiary, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities that the Company or a Subsidiary does business with; (v) Participant’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information); or (vi) any circumstances that constitute grounds for termination for cause under Participant’s Service Agreement with the Company or Affiliate, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Committee and shall be final and binding on Participant.

(h) “Change in Control” means the occurrence of any one or more of the following events:

(i) any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j) “Committee” means the compensation committee of the Board unless another committee is designated by the Board If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(k) “Consultant” means any individual, including an advisor, who is providing bona fide services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary. For purposes of the Plan, in the case of a Consultant, references to employment shall be deemed to refer to such Consultant’s service in such capacity, but in no event shall the Plan or any action taken hereunder be construed to create an employer-employee relationship between any such Consultant and the Company or of any of its Affiliates.

(l) “Director” means any member of the Board.

(m) “Effective Date” means the ~~later of (i) the~~ date on which the Plan is adopted by the Board and approved by the shareholders of the Company~~, and (ii) September 21, 2021~~.

(n) “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws; provided that any such person may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Subsidiaries. An employee on an approved leave of absence (including maternity leave) shall be considered as still in the employment of the Company or its Subsidiaries for purposes of eligibility for participation in the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(r) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(s) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(t) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(u) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(w) “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(x) “Participant” means the recipient of an Award granted under the Plan.

(y) “Performance Award” means an Award granted pursuant to Section 10.

(z) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(aa) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(bb) “Prior Award” means an award granted prior to the Effective Date under either of the Prior Plans.

(cc) “Prior Plans” mean~~s~~ the MoneyLion Inc. 2014 Equity Incentive Plan and the MoneyLion Inc. Omnibus Incentive Plan.

(dd) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff) “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(gg) “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(hh) “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(ii) “Share” means a share of the Company’s Class A common stock, $0.0001 par value.

(jj) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.

(kk) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(ll) “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or Non-Employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3. Eligibility.

(a) Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.

(b) Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(d) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee (or a subcommittee thereof) that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee (or a subcommittee) meeting such requirements to the extent necessary for such exemption to remain available.

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate ~~17,712,158~~14,061,702 Shares and up to ~~38,985,776~~65,235,347 Shares subject to the outstanding Prior Awards as of the Effective Date~~, with no less than 9,840,088 Shares to be available for grant pursuant to awards under Sections 8 and 9~~. The total number of Shares available for issuance under the Plan shall be increased on ~~each of~~ January 1~~, 2022 and~~ of each fiscal year beginning on January 1, 2023 and ending on January 1, 2031 in an amount equal to the lesser of (i) ~~2%~~5% of ~~outstanding Shares~~the total number of shares of all classes of the Company’s voting stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of Shares as determined by the Committee in its discretion. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b) If any Award or Prior Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award or Prior Award shall again be available for grant under the Plan. The following shall become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award or Prior Award and (ii) any Shares tendered or withheld to pay the exercise price of Options or Prior Awards.

(c) In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards;

(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(e) The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board, $1,000,000 in total value during the initial annual period, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 5(e) shall apply commencing with the first calendar year that begins following ~~the Effective Date~~September 21, 2021.

(f) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be ~~58,410,395~~70,510,395. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration.

(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(e) To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.

(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).

Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Agreement shall specify the vesting schedule.

(b) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.

(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e) Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.

(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.

(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e) The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 12. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b) Subject to the last sentence of Section 2(jj), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c) In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and

(v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

Section 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

Section 14. Amendments and Terminations.

(a) Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 15. Miscellaneous.

(a) No Employee, Consultant, Non-Employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Employee has a change in status from a full-time employee to a part-time employee (or serves as a Consultant or Director) or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by applicable law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(d) As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Committee’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Committee’s request.

(e) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(f) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

(g) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(h) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Committee’s or another third party selected by the Committee. The form of delivery of any Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 16. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of September 21, 2021; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Cancellation or “Clawback” of Awards.

(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b) The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

Section 20. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

Section 21. Data Protection. In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:

(a) administering and maintaining Participant records;

(b) providing the services described in the Plan;

(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

(d) responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 21 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 21 and the terms of the Employee Privacy Notice, the terms of this Section 21 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.

The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

A Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

Section 22. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

MONEYLION INC. 30 West 21st Street, 9th Floor New York, New York 10010

VOTE BY INTERNET

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2022. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MONEYLION INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:		☐	☐	☐	_____________________
1.	Company Proposal - Election of Class I Directors
Nominees:
01) Diwakar (Dee) Choubey
02) Jeffrey Gary
03) Chris Sugden
The Board of Directors recommends you vote FOR Proposal 2 and Proposal 3:						For	Against	Abstain
2.	Company Proposal - Ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.					☐	☐	☐
3.	Company Proposal - Approve the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]		Date	Signature [PLEASE SIGN WITHIN BOX]		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.
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MONEYLION INC.

2022 Annual Meeting of Stockholders

June 15, 2022 10:00 AM EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam VanWagner and John Chrystal, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, and Series A Convertible Preferred Stock, par value $0.0001 per share, of MONEYLION INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held virtually at 10:00 AM EDT on June 15, 2022, via a live webcast at www.virtualshareholdermeeting.com/ML2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side